Exhibit 10.10

SEVENTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
ACADIAN ASSET MANAGEMENT LLC
Dated as of February 26, 2018

		Page
	ARTICLE I
	FORMATION
	1

Section 1.1	Continuation	1
Section 1.2	Company Name	1
Section 1.3	The Certificate of Formation, Etc	2
Section 1.4	Purpose	2
Section 1.5	Powers	2
Section 1.6	Office, REgistered Office	2
Section 1.7	Registered Agent	2
Section 1.8	Members and Membership Interests	2

	ARTICLE II
	CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
	3

Section 2.1	Initial Capital Contributions	3
Section 2.2	Additional Capital Contributions	3
Section 2.3	MAC Capital Contributions	4
Section 2.4	Capital Accounts	4
Section 2.5	Withdrawals or Loans	5
Section 2.6	Negative Capital Accounts	5
Section 2.7	No Interest	5

	ARTICLE III
	DISTRIBUTIONS
	6

Section 3.1	Distributions	6
Section 3.2	Tax Distributions	8
Section 3.3	Withholding; Tax Indemnification	8
Section 3.4	Overriding Provision	9

	ARTICLE III
	DISTRIBUTIONS
	9

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Section 4.1	Allocations of Net Profit and Net Loss	9
Section 4.2	Allocations in Connection with Liquidity Event	10
Section 4.3	Regulatory and Special Allocations	10
Section 4.4	Tax Allocations; Sections 704(c)	12
Section 4.5	Advances on Member’s Distributive Shares of Net Profit	13
Section 4.6	Transfer or Assignment	13

	ARTICLE V
	MEMBERS
	13

Section 5.1	Limited Liability	13
Section 5.2	Certificates	13

	ARTICLE VI
	BOARD; COMMITTEES; OFFICERS; ACTIONS REQUIRING CONSENT OF BOARD
	14

Section 6.1	Board	14
Section 6.2	Committees	16
Section 6.3	Procedures	18
Section 6.4	Officers	20
Section 6.5	"Managers"; Power to Bind the Company	21
Section 6.6	Standard of Care for Managers; Liability of Covered Persons	21
Section 6.7	Actions Requiring Consent of the Board of Managers	22
Section 6.8	Covenants Regarding OFAC	24
Section 6.9	Approved Budget	24

	ARTICLE VII
	INDEMNIFICATION
	25

Section 7.1	Indemnity	25

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		Page
	ARTICLE VIII
TRANSFERS OF INTERESTS; ADDITIONAL MEMBERS; RESIGNATIONS
	27

Section 8.1	Transfers	27
Section 8.2	Resignations, Etc	28
Section 8.3	Mandatory Sale; Right of First Refusal	28

	ARTICLE IX
BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS
	29

Section 9.1	Books and Records	29
Section 9.2	Reports	30
Section 9.3	Filings of Returns and Other Writings; Tax Matters Partner	30
Section 9.4	Banking	31
Section 9.5	Financial Information	31
Section 9.6	Confidential Information	32

	ARTICLE X
	TERM; TERMINATION
	32

Section 10.1	Term	32
Section 10.2	Events of Dissolution	32
Section 10.3	Application of Assets	33

	ARTICLE XI
	ADDITIONAL TAX AND OTHER REQUIREMENTS
	33

Section 11.1	Priorities	33
Section 11.2	Entity Characterization	33
Section 11.3	Internal Revenue Code Section 409A	34

	ARTICLE XII
	DEFINITIONS
	34

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SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of February 26, 2018, of ACADIAN ASSET MANAGEMENT LLC, a Delaware limited liability company (the “Company”), between OMAM Affiliate Holdings LLC or its successors or assigns (“OMAM”) and Acadian KELP LP (the “KELP”) (each a “Member” and collectively the “Members”). Capitalized terms used herein are defined in Article XII. This Agreement shall be deemed effective as of 12:01 a.m. Eastern Time on July 1, 2017 (the “Effective Date”).
W I T N E S E T H:
WHEREAS, the Company has previously been formed as a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. § 18-101 et seq., as amended from time to time (the “Act”);
WHEREAS, the Members entered into the Limited Liability Company Agreement, first dated as of November 7, 2007, and amended and restated as of December 31, 2007 (the “Original Agreement”);
WHEREAS, the Original Agreement was amended and restated by the Second Amended and Restated Limited Liability Company Agreement dated as of July 21, 2010; and further amended by the Third Amended and Restated Limited Liability Company Agreement, dated as of April 1, 2011, the Fourth Amended and Restated Limited Liability Company Agreement, dated as of April 13, 2012, the Fifth Amended and Restated Limited Liability Company Agreement, dated as of August 14, 2014, and the Sixth Amended and Restated Limited Liability Company Agreement dated as of March 14, 2016 (the “Sixth Agreement”);
WHEREAS, the Members wish to amend and restate the Sixth Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members hereby continue the Company without dissolution, amend and restate the Sixth Agreement in its entirety, effective as of 12:01 a.m. Eastern Time on the Effective Date, and agree as follows:
ARTICLE I
FORMATION
Section 1.1Continuation. The Members hereby agree to continue the Company as a limited liability company under and pursuant to the terms of the Act and agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided in this Agreement. The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.
Section 1.2Company Name. The name of the Company is “Acadian Asset Management LLC”.

Section 1.3The Certificate of Formation, Etc. Each of the Certificate of Formation and the two Certificates of Correction thereto were executed, delivered and filed with the Secretary of State by an “authorized person” of the Company within the meaning of the Act, which execution, delivery and filing are hereby authorized, ratified and approved in all respects. The Board is hereby authorized to execute, file and record, and to authorize any person to execute, file and record, all such other certificates and documents, including amendments to the Certificate of Formation, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the Laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business.
Section 1.4Purpose. The purposes of the Company are (a) to provide asset management services to clients and (b) to engage in any other lawful activities for which limited liability companies may be organized under the Act.
Section 1.5Powers. Subject to the other provisions of this Agreement, the Company shall be and hereby is authorized and empowered to do or cause to be done any and all acts determined by the Board and the Committees to be necessary, advisable, convenient or incidental in furtherance of the purposes of the Company, without any further act, approval or vote of any Person, including any Member. Accordingly, the Company is vested with the power (a) to sue and be sued in its own name, (b) to contract and be contracted with by its own name, and (c) to acquire and hold real property and personal property for the purposes for which the Company is established and to dispose of the real property or personal property at its pleasure.
Section 1.6Office; Registered Office. The Company shall have its principal place of business at 260 Franklin Street, Boston, Massachusetts 02110. The Company may maintain such other office or offices at such location or locations within or without the State of Delaware in the United States as the Board may from time to time select. The Board shall give prompt written notice of any change in its principal place of business to the Members. The address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Delaware 19808.
Section 1.7Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Delaware 19808.
Section 1.8Members and Membership Interests. Each Member shall have the Percentage Interest, Percentage Class A Interest, Percentage Class B-1 Interest and Percentage Class B-2 Interest as set forth on in the books and records of the Company, entitling such Member to economic and other rights set forth in this Agreement.
(a)Class A Interests. Except as otherwise required by the Act, holders of Class A Interests are entitled to vote or consent on all matters in which action is or may be taken by the Members of the Company, in proportion to their respective Percentage Class A Interests. Except as otherwise determined by the Board, the Class A Interests shall initially be issued solely to OMAM.

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(b)Class B Interests. The Class B Interests shall be divided into Class B-1 Interests (the “Class B-1 Interests”) and Class B-2 Interests (the “Class B-2 Interests”), each of which shall carry the rights, preferences, and privileges as set forth herein. Except as otherwise required by the Act, the Class B Interests shall have no voting or consent rights for any matter in which action is or may be taken by the Members of the Company. Except as otherwise determined by the Board, the Class B Interests shall initially be issued solely to the KELP.
(c)Voting. Except as expressly authorized by the Act, this Agreement or the Certificate of Formation, (i) no Member shall have the power to participate in the management of the Company and (ii) the Members shall not be entitled to vote on any matter. To the extent a vote of, or consent by, “members” is required under the Act, or is otherwise sought by the Company, only the Class A Members shall be deemed “members” for purposes of the Act, or otherwise, and in such instances, such Class A Members shall be entitled to a vote equal to their respective Percentage Class A Interests on all matters to be so voted on. For the avoidance of doubt, none of the Class B Interests shall entitle the holders thereof to any voting rights. The actions by the Members permitted hereunder may be taken at a meeting called by the Board or by Members holding at least a majority of the Interests entitled to vote or consent on the matter on at least five days’ prior written notice to the other Members entitled to vote or consent thereon, which notice shall state the purpose or purposes for which such meeting is being called. Any action required or permitted to be taken at a meeting of the Members (or any subset thereof) may be taken without a meeting if a Majority In Interest of the applicable Members (or subset thereof) consent thereto in writing.
ARTICLE II
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
Section 2.1Initial Capital Contributions. OMAM made an initial Capital Contribution to the Company on December 31, 2007 of $1,250,000,000, plus (a) the amount of Segregated Client Mandated Capital as of such date ($32,000,000), plus (b) the Excess Working Capital Amount.
Section 2.2Additional Capital Contributions. Other than with respect to Capital Contributions relating to the Initial MAC Support Amount, which shall be governed by Section 2.3 and the MAC Agreement, in the sole discretion of the Board, the Company may offer the Members the opportunity to make additional Capital Contributions to the Company in proportion to their respective Additional Capital Contribution Percentages. Such offer shall be made by the Company at least thirty (30) days prior to the date on which such offer must be accepted or rejected and at least forty-five (45) days prior to the date on which such additional Capital Contribution is due. To the extent that either OMAM or the KELP makes an additional Capital Contribution in excess of its pro rata share, such excess amount (a “Non Pro Rata Additional Capital Contribution”) shall be added to such Member’s ACC Balance. Notwithstanding the foregoing, Non Pro Rata Additional Capital Contributions shall not include any Non Pro Rata Additional MAC Capital Contribution (as defined in Section 2.3 below). Any additional Capital Contributions made by any Member shall be properly reflected on the books and records of the Company. Non Pro Rata Additional Capital Contributions shall be repaid in accordance with Section 3.1(d)(iii).

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Section 2.3MAC Capital Contributions. Notwithstanding anything to the contrary in this Agreement, Capital Contributions relating to the Initial MAC Support Amount shall be made in accordance with the MAC Agreement, including in the event that any Member agrees to bear one hundred percent (100%) of the MAC Losses by entering into an Exclusive MAC Support Agreement (as defined in the MAC Agreement). In the event that any Member enters into an Exclusive MAC Support Agreement, such Member may make additional Capital Contributions to the Company in excess of its Initial MAC Support Percentage of any MAC Loss (a “Non Pro Rata Additional MAC Capital Contribution”).
Section 2.4Capital Accounts.
(a)In accordance with Treasury Regulations Section 1.704-1(b)(2)(iv), a separate capital account (a “Capital Account”) shall be established and maintained for each Member. The initial Capital Account balance of OMAM on December 31, 2007 was the sum of the Initial OMAM Capital Account Amount, plus (a) the Segregated Client Mandated Capital as of such date, and (b) the Excess Working Capital Amount; and the initial Capital Account balance of the KELP on December 31, 2007 was $0. As of the Effective Date, the Excess Working Capital Amount and the Segregated Client Mandated Capital has been paid to OMAM.
(b)As of the close of business of each Accounting Period, each Member’s Capital Account (i) shall be increased by (A) the amount of Capital Contributions made by such Member during such Accounting Period, (B) the cumulative amount of Net Profit (and items of income and gain) allocated to such Member pursuant to this Agreement and (C) the amount of any liabilities of the Company that have been assumed by such Member or that are secured by any Company property distributed to such Member and (ii) shall be decreased by (x) the cumulative amount of Net Loss (and items of deduction and loss) allocated to such Member pursuant to this Agreement, (y) the amount of any cash and the Asset Value of any Company asset distributed to such Member during such Accounting Period, and (z) the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.
(c)Each Member’s Capital Account shall be increased or decreased by items of net income and net loss allocated to such Member pursuant to Section 4.3.
(d)Each Member’s Capital Account shall be adjusted for other increases and decreases that are required to be made to Capital Accounts pursuant to Section 704(b) of the Code and Treasury Regulation Section 1.704-1(b)(2)(iv).
(e)It is the intention of the Members that the Capital Accounts of the Company be maintained in accordance with the provisions of Section 704(b) of the Code and the Regulations thereunder, and that this Agreement be interpreted consistently therewith, so that the allocations of items of income, gain, loss, deduction and credit provided herein will be given effect for federal income tax purposes.

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Section 2.5Withdrawals or Loans.
(a)A Member shall not be entitled to (i) withdraw any part of such Member’s Capital Account or to receive any distributions from the Company except as provided in Articles III and X; provided, that OMAM shall be entitled to withdraw at any time any Segregated Client Mandated Amount then held by the Company with the consent of both the Board of Managers and a majority of the KELP Managers, or (ii) make any loan or Capital Contribution to the Company other than as expressly provided herein or as otherwise agreed by the Board. No loan made to the Company by any Member shall constitute a Capital Contribution to the Company for any purpose.
(b)Subject to the obligations of the Company to make distributions strictly in accordance with Article III, OMAM shall have the right to borrow cash from the Company for a period not to exceed 120 days, at an interest rate that is no less than OM Asset Management plc’s then-current short term borrowing rate, pursuant to a revolving credit loan agreement in a form agreed upon by OMAM and the Company; provided, that (i) the aggregate amount that may be borrowed at any time shall not exceed OMAM’s share of the Company’s undistributed earnings for the four-month period ending on the last day of the calendar month preceding the month in which the borrowing occurs and (ii) in the event that the Company, as determined by the Board, shall require the use of any cash borrowed by OMAM, the Company shall request in writing that OMAM repay such borrowed amount and OMAM shall repay such borrowed amount within seven (7) Business Days of receipt of such request, subject to satisfaction of any United Kingdom regulatory requirements and/or Financial Services Authority approval that may be necessary.
(c)OMAM, as the lender, in its sole discretion may loan the Company, as the borrower, pursuant to a revolving credit loan agreement in a form provided by OMAM, such amounts as may from time to time be requested by the Board of Managers and approved by OMAM, in OMAM’s sole and absolute discretion, for such purposes as may be mutually agreed by OMAM and the Company, at the interest rate referenced in Section 2.5(b) and on such other terms as determined by OMAM in its sole discretion.
(d)The Company has no obligation to enter into any loan agreement with any Member other than as provided in this Section 2.5. The Company may enter into loan agreements with OMAM as provided in this Section 2.5 without the consent of any Manager or Member other than OMAM.
Section 2.6Negative Capital Accounts. No Member shall be required to make up a negative balance in such Member’s Capital Account.
Section 2.7No Interest. Except as provided herein, no Member shall be entitled to receive any interest on any Capital Account balance, including, without limitation, any Capital Contribution by such Member.

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ARTICLE III
DISTRIBUTIONS
Section 3.1Distributions. Subject to Article X, which shall govern distributions upon the dissolution of the Company, and Sections 3.2, 3.3 and 3.4, distributions of cash and any other property shall be made at such times and in such amounts as the Distribution Committee shall determine within forty-five (45) days following the end of each calendar quarter, following consultation with the Board and in accordance with Section 6.2(b).
(a)Distributions Generally. Subject to Section 3.4:
(i)the distributions with respect to a calendar quarter shall be made promptly, and in any event within ten (10) Business Days, following the time of determination by the Distribution Committee;
(ii)the aggregate amount distributed pursuant to this Section 3.1 in respect of the first, second and third calendar quarters shall be equal to (or, with the approval of the Board of Managers, equal to an amount in excess of) 90% of Distributable Income during such quarter; provided, that the Board of Managers may, in its sole discretion, decrease the quarterly distributable amount to no lower than 75% of Distributable Income;
(iii)the aggregate amount distributed pursuant to this Section 3.1 in respect of the fourth calendar quarter of a calendar year shall be no less than the excess of (A) 100% of Distributable Income during the first, second, third and fourth quarters of such year over (B) the sum of the aggregate distributions of Distributable Income pursuant to this Section 3.1 in respect of the first, second and third calendar quarters of such year.
(iv)In addition to the amounts distributable pursuant to Section 3.1(a)(ii) and (iii), in the event that the amount distributable pursuant to this Section 3.1 for a previous quarter was reduced as a result of Section 3.4 (due to, for example, the need to satisfy the Working Capital Requirements), and, at the time of a quarterly distribution, the Distribution Committee determines that the Company has sufficient cash with which to make an additional distribution, then the amount to be distributed in respect of such quarter shall be increased by an amount determined by the Distribution Committee not to exceed the cumulative amount previously withheld from distribution;
(b)Order of Distributions. Subject to Section 3.1(a), Section 3.1(c) and Section 3.1(d), the aggregate amount of Distributable Income distributed in respect of any calendar quarter shall be distributed to the Members as follows:
(i)First, with respect to such quarter, one hundred percent (100%) of the Distributable Performance Fees shall be distributed to the Class A Members in proportion to their respective Percentage Class A Interests;
(ii)Second, with respect to such quarter, one hundred percent (100%) of the Distributable Income shall be distributed to the Class A Members, on the one hand, and the

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Class B Members, on the other hand, in proportion to, and to the extent of, their current and accrued but unpaid ACC Income Preference Amount;
(iii)Third, with respect to such quarter, one hundred percent (100%) of the Distributable Income shall be distributed to the Class B-1 Members in proportion to their respective Percentage Class B-1 Interests until the aggregate amount distributed with respect to such quarter pursuant to this Section 3.1(b)(iii) equals the Class B-1 Return; and
(iv)Thereafter, with respect to such quarter, one hundred percent (100%) of the remaining Distributable Income shall be distributed to the Class A Members, on the one hand, and the Class B-2 Members, on the other hand, in proportion to their respective Percentage Interests.
(c)Distributions of MAC Distributable Income Prior to the MAC Conversion Date. Notwithstanding anything to the contrary contained in Section 3.1(b) and subject to Section 3.1(a) and Section 3.1(d), prior to the MAC Conversion Date, the aggregate amount of MAC Distributable Income distributed in respect of any calendar quarter shall be distributed to the Members in accordance with the MAC Agreement as follows:
(i)First, with respect to such quarter, an amount equal to (A) the Class B MAC Carried Interest Percentage, multiplied by (B) the MAC Distributable Income shall be distributed to the Class B Members in proportion to their respective Class B MAC Income Percentage; and
(ii)Thereafter, with respect to such quarter, one hundred percent (100%) to the Class A Members, on the one hand, and the Class B Members, on the other hand, in proportion to their respective MAC Income Percentages.
For the avoidance of doubt, following the MAC Conversion Date, MAC Distributable Income in respect of any calendar quarter shall be included in the Distributable Income for such calendar quarter and shall be distributed to the Members in accordance with Section 3.1(b).
(d)Distributions of Liquidity Event Proceeds. Subject to Article X, which shall govern distributions upon the dissolution of the Company, upon the occurrence of a Liquidity Event (x) that, for U.S. federal income tax purposes, is treated as a sale by the Company of its assets or (y) that is treated as a sale by the Members of their Interests, the Company shall distribute the proceeds of any such sale or, in the case of sale of Interests, the Board of Managers shall cause the proceeds of any such sale to be distributed, as applicable, to the Members as follows:
(i)First, to the Class A Members in proportion to their respective Percentage Class A Interests until the Class A Members have received pursuant to this Section 3.1(d)(i) an amount equal to the Initial OMAM Capital Account Amount;
(ii)Second, an amount equal to $116 million to the Class B-2 Members;

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(iii)Third, to each Member that has made a Non Pro Rata Additional Capital Contribution (in proportion to the ratios determined by dividing the amount of the Unreturned Non Pro Rata Additional Capital Contribution and Unpaid ACC Income Preference Amount of such Member by the aggregate of such amounts with respect to all Members) until each such Member has received pursuant to this Section 3.1(d)(iii) an amount equal to the sum of such Member’s (A) Unreturned Non Pro Rata Additional Capital Contributions and (B) Unpaid ACC Income Preference Amount; and
(iv)Thereafter, to the Members in proportion with their respective Initial MAC Support Percentages.
Notwithstanding anything to the contrary contained in the Agreement, from and after the occurrence of such a Liquidity Event, until such proceeds are distributed in full to the Members, the Company shall not make any distributions to any Person other than in accordance with this Section 3.1(d). For the avoidance of doubt, if the Company or the Members, as applicable, sell assets or equity in one period in connection with a Liquidity Event, then sell the remainder of the Company’s assets or equity in connection with such Liquidity Event in a later period, the proceeds from the initial sale shall be distributed pursuant to this Section 3.1(d), and the amounts thus distributed shall be credited against amounts otherwise distributable pursuant to this Section 3.1(d) in connection with such Liquidity Event.
Section 3.2Tax Distributions. Notwithstanding Section 3.1 but subject to Sections 3.3 and 3.4(a), the Company shall make distributions to the Members in amounts intended to enable the Members (or any Person whose tax liability is determined by reference to the income of a Member) to discharge their United States federal, state and local income tax liabilities arising from the allocations made pursuant to Section 4.1. The amount distributable pursuant to this Section 3.2 shall be determined by the Distribution Committee in good faith, based on the Assumed Income Tax Rate and the amounts allocated to the Members, and otherwise based on such assumptions as the Distribution Committee determines to be appropriate. To the extent that a Member previously has received a distribution pursuant to Section 3.1 during any taxable year, such distribution shall (without duplication) reduce the amount, if any, otherwise distributable to such Member pursuant to this Section 3.2 in respect of such taxable year. The amount distributable to any Member pursuant to Section 3.1 shall be reduced by the amount distributed to such Member pursuant to this Section 3.2.
Section 3.3Withholding; Tax Indemnification. The Distribution Committee is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or other governmental authority any amounts required to be so withheld pursuant to the Code or other applicable provisions of any federal, state or local Law. All amounts withheld pursuant to the Code or any provision of any state or local tax with respect to any payment, distribution or allocation to the Company or its Members shall be treated as amounts distributed to the Members pursuant to this Article III for all purposes under this Agreement. Each Member shall indemnify and hold harmless the Company for all taxes (including interest, penalties and additions to tax) relating to amounts received by such Member from the Company that were required to have been withheld by the Company under applicable Law.

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Section 3.4Overriding Provision.
(a)Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member if such distribution would violate Section 18-607 of the Act or other applicable Law.
(b)Notwithstanding any provision to the contrary contained in this Agreement other than Section 3.2, the Company shall not make any distribution to any Member if, as determined the Distribution Committee, in the good faith exercise of its business judgment, the amount of cash remaining at the Company following such distribution or withdrawal would not be sufficient to satisfy Working Capital Requirements or regulatory requirements.
ARTICLE IV
ALLOCATIONS
Section 4.1Allocations of Net Profit and Net Loss.
(a)Net Profit - General. After giving effect to the special allocations under Sections 4.2, 4.3 and 4.4, and subject to Section 4.1(c) and Section 4.1(d), Net Profit shall be allocated among the Members in the following order and priority:
(i)First, Net Profit attributable to Distributable Performance Fees to the Class A Members in proportion to their respective Percentage Class A Interests;
(ii)Second, to the Members, in proportion to their respective ACC Income Preference Amounts until the Members have received allocations of Net Profit under this Section 4.1(a)(ii) equal to their respective ACC Income Preference Amounts, as specified in Section 3.1(b)(ii);
(iii)Third, to the Class B-1 Members in proportion to their respective Percentage Class B-1 Interests until the Class B-1 Members have received allocations of Net Profit under this Section 4.1(a)(iii) equal to their respective Class B-1 Returns;
(iv)Thereafter, one hundred percent (100%) to the Class A Members and Class B-2 Members in proportion to their respective Percentage Interests.
(b)Net Loss-General. After giving effect to the special allocations under Sections 4.2, 4.3 and 4.4, and subject to Section 4.1(c) and Section 4.1(d), Net Loss shall be allocated among the Members in the following order and priority:
(i)First, to the Members in proportion to their positive Capital Account balances until such balances are reduced to zero; and
(ii)Thereafter, one hundred percent (100%) to the Class A Members and Class B-2 Members in proportion to their respective Percentage Interests.

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(c)MAC Net Profit. After giving effect to the special allocations under Sections 4.2, 4.3 and 4.4, prior to the MAC Conversion Date, MAC Net Profit shall be allocated among the Members in the following order and priority:
(i)First, with respect to such quarter, an amount of MAC Net Profit equal to (A) the Class B MAC Carried Interest Percentage, multiplied by (B) the MAC Distributable Income shall be allocated to the Class B Members; and
(ii)Thereafter, with respect to such quarter, to the Class A Members, on the one hand, and the Class B Members, on the other hand, in proportion to their respective MAC Income Percentages.
(d)MAC Net Loss. After giving effect to the special allocations under Sections 4.2, 4.3 and 4.4, prior to the MAC Conversion Date, MAC Net Loss shall be allocated among the Members in the following order and priority:
(i)First, to the Members in inverse order and to the extent of prior allocations of MAC Net Profit under Section 4.1(c)(ii) that have not been matched by distributions pursuant to Section 3.1(c)(ii);
(ii)Second, to the Class B Members in inverse order and to the extent of prior allocations of MAC Net Profit under Section 4.1(c)(i) that have not been matched by distributions pursuant to Section 3.1(c)(i); and
(iii)Thereafter, to the Members in proportion to their respective MAC Income Percentages.
Section 4.2Allocations in Connection with Liquidity Event. Following the occurrence of a Liquidity Event, Net Profit and Net Loss shall be allocated in a manner such that the Capital Account balances of each of the Members shall be equal to (a) the amount that each Member would receive pursuant to Section 3.1(d) if the Company were liquidated at such time and liquidating distributions were then made pursuant to Section 3.1(d), assuming that all Company assets were sold for cash equal to their respective Asset Values and all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Asset Value of the Company assets securing such liability), minus (b) such Member’s share of “partnership minimum gain” and “partner nonrecourse debt minimum gain”, as defined in the Treasury Regulations, computed immediately before the hypothetical sale of Company assets.
Section 4.3Regulatory and Special Allocations. The following special allocations shall be made in the following order and prior to any allocations of Net Profit or Net Loss pursuant to Section 4.1:
(a)Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV and except as otherwise provided in Treasury Regulation Section 1.704-2(f), if there is a net decrease in “partnership minimum gain” (within the meaning of Treasury Regulations Section 1.704-2(b)(2) and 1.704-2(d)) during any Accounting Period of the Company, each Member shall

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be specially allocated items of Company income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member’s share of the net decrease in partnership minimum gain, as determined under Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f) and (j). This Section 4.3(a) is intended to comply with the minimum gain chargeback requirement in such Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.
(b)Partner Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in “partner nonrecourse debt minimum gain (within the meaning of Treasury Regulations Section 1.704-2(i)) attributable to a “partner nonrecourse debt” (within the meaning of Treasury Regulations Section 1.704-2(b)(4)), then, each Member who has a share of the partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulation Section 1.704-2(i), shall be specially allocated items of Company income and gain for such Accounting Period (and, if necessary, subsequent Accounting Periods) in an amount equal to such Member’s share of the net decrease in partner nonrecourse debt minimum gain attributable to such partner nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and (j)(2). This Section 4.3(b) is intended to comply with the partner minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
(c)Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, any deficit balance in such Member’s Capital Account (after giving effect to the adjustments set forth in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) (an “adjusted capital account deficit”) as quickly as possible; provided, that an allocation pursuant to this Section 4.3(c) shall be made only if and to the extent that such Member would have an adjusted capital account deficit after all other allocations provided for in this Section 4.3 have been tentatively made as if this Section 4.3(c) were not in the Agreement.
(d)Nonrecourse Deductions. Any “nonrecourse deductions” (within the meaning of Treasury Regulations Section 1.704-2(b)) for any Accounting Period shall be specially allocated among the Class A Members and Class B-2 Members in proportion to their respective Percentage Interests.
(e)Partner Nonrecourse Deductions. Any “partner nonrecourse deductions” (within the meaning of Treasury Regulations Section 1.704-2(i)) for any Accounting Period of the Company shall be allocated to the Member who bears the economic risk of loss with

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respect to the “partner nonrecourse debt” to which such partner nonrecourse deductions are attributable, in accordance with Treasury Regulation Section 1.704-2(i)(1).
(f)Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.
(g)Curative Allocations. Any special allocations of items of income, gain, loss or deduction pursuant to this Section 4.3 shall be taken into account in computing subsequent allocations pursuant to this Agreement, so that the net amount of any item so allocated and all other items allocated to each Member pursuant to this Agreement shall be equal, to the extent possible, to the net amount that would have been allocated to each Member pursuant to the provisions of this Agreement if such special allocations had not occurred.
(h)Special Allocation to OMAM. There shall be specially allocated to OMAM the amount of any item deductible for federal tax purposes attributable to (i) the operation of the stock appreciation rights program, voluntary deferral plan, long-term incentive program or short-term incentive program of Acadian Asset Management, Inc., through and including the date of such corporation’s merger with and into the Company; or (ii) any severance, termination or similar payment that OMAM is required to make to any employee or consultant of the Company pursuant to any employment or consulting agreement to which the Company is a party.
Section 4.4Tax Allocations; Sections 704(c).
(a)Except as otherwise provided for in this Section 4.4, each item of income, gain, loss deduction and credit shall be allocated among the Members in the same manner for U.S. federal income tax purposes as the correlative item of book income, gain, loss, deduction and credit is allocated pursuant to this Article IV.
(b)In addition, in accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, items of income, gain, loss, deduction and credit with respect to property contributed to the Company shall, solely for U.S. federal income tax purposes, be allocated so as to take account of any variation between the adjusted tax basis of property at the time of contribution to the Company for U.S. federal income tax purposes and its initial Asset Value at the time of contribution using an allocation method permitted by the Treasury Regulations as determined by the Tax Matters Partner.
(c)In the event that the Asset Value of any company asset is adjusted in accordance with this Agreement, subsequent allocations of items of income, gain, loss, deductions

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and credits with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for U.S. federal income tax purposes and its adjusted Asset Value in a manner consistent with the principles of Section 704(c) and the Treasury Regulations promulgated thereunder.
(d)Allocations pursuant to this Section 4.4 are solely for purposes of U.S. federal, state and local income taxes, and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profit, Net Loss or other items of income, gain, loss, deduction or credit, or distributions, pursuant to any provision of this Agreement.
Section 4.5Advances on Member’s Distributive Shares of Net Profit. The Company shall be authorized to make advances or drawings against a Member’s distributive share of Net Profit in accordance with Treasury Regulation Section 1.731-1(a)(ii).
Section 4.6Transfer or Assignment. In the case of a transfer, assignment or issuance of an Interest, for purposes of determining the Net Profit, Net Loss book income, book loss or other items allocable to any Accounting Period, Net Profit, Net Loss, book income, book loss and such other items shall be determined on a daily, monthly or other basis as determined by the Tax Matters Partner, subject to the approval of a majority of the KELP Managers, such approval not to be unreasonably withheld or delayed, using any permissible method under Section 706 of the Code and the Treasury Regulations thereunder.
ARTICLE V
MEMBERS
Section 5.1Limited Liability. Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or manager of the Company. No Member shall be required to lend any funds to the Company. The liability of each Member for the debts, obligations and liabilities of the Company shall be limited to its Capital Contributions theretofore made to the Company by such Member (or its predecessor in interest) that have not been previously repaid to or withdrawn by such Member (or its predecessor in interest) in accordance with the terms of this Agreement.
Section 5.2Certificates. Ownership of Interests will be evidenced by certificates. The books reflecting the issuance of any certificates shall be kept by the Company. The certificates shall be consecutively numbered and shall be entered in the books of the Company as they are issued and shall exhibit the holder’s name and the percentage ownership represented by the Interests. The certificates shall carry a legend noting the restrictions on the transfer or assignment of the Interests and any other matters as shall be determined by the Company in accordance with the Securities Act of 1933, as amended (the “Securities Act”), or any other federal or state securities or blue sky Laws. The Company may determine the conditions upon which a new certificate may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed and may, in its discretion, require the owner of such certificate or its legal representative to give bond, with sufficient surety,

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to indemnify the Company and any transfer agent and registrar against any and all loss or claims which may arise by reason of the issuance of a new certificate in the place of the one lost, stolen, or destroyed.
ARTICLE VI
BOARD; COMMITTEES; OFFICERS; ACTIONS REQUIRING CONSENT OF BOARD
Section 6.1Board.
(a)Power and Authority; Number.
(i)Except as set forth in this Article VI and the other provisions of this Agreement or as otherwise required by the Act or other applicable Law, the management, control and operation of and the determination of policy with respect to the Company and its management and other activities shall be vested in a Board of Managers (the “Board” or the “Board of Managers”) (acting directly or through its duly appointed agents), which is hereby authorized and empowered on behalf and in the name of the Company and in its own name, if necessary or appropriate, but subject to the other provisions of this Agreement, to carry out any and all of the purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may deem necessary, advisable, convenient or incidental thereto.
(ii)The Board of Managers shall be comprised of not more than eleven (11) members (each, a “Manager”). No Person who is a Member may also serve as a Manager. Any Manager may resign from the Board upon prior written notice to the Board.
(b)OMAM Managers. OMAM may, at all times, designate up to the number of Managers equal to the number of KELP Managers plus one (the “OMAM Managers”). Any OMAM Manager may be removed for any reason or for no reason, by OMAM in its sole discretion, and any vacancy created by the removal or resignation of an OMAM Manager shall be filled only by OMAM. Each OMAM Manager shall be entitled to vote on any matter properly brought before the Board. The OMAM Managers shall collectively be entitled to the number of votes equal to the number of KELP Managers on the Board at the time of such meeting, plus one (e.g., if there are three KELP Managers on the Board, the OMAM Managers shall collectively be entitled to four votes regardless of the number of OMAM Managers in attendance at such meeting).
(c)KELP Managers. No more than five (5) Managers (the “KELP Managers”) shall be appointed as Managers in accordance with procedures as set forth in this Section 6.1(c). The KELP Managers shall consist of the individuals holding the following titles (or positions with equivalent duties and responsibilities) at the Company: Chief Executive Officer (or Co-Chief Executive Officers), Chief Investment Officer, Head of Global Marketing & Client Service and Chief Operating Officer. At such time that a KELP Manager shall cease to be an employee of the Company or shall cease to hold the relevant title with the Company for any reason, such KELP Manager shall automatically cease to be a KELP Manager without any further action required to be taken. A KELP Manager may not be removed by any Member except as set forth herein. Any vacancy created by the resignation or automatic removal of a KELP Manager shall be filled with

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the officer appointed to hold the relevant title with the Company; provided, however, that (i) the Chief Executive Officer of the Company (or, in the event there is no Chief Executive Officer, a majority of the remaining KELP Managers) may appoint a KELP Partner to be an interim KELP Manager until the relevant position with the Company is filled by the Board, and (ii) no KELP Manager shall be appointed with respect to the Chief Investment Officer or the Head of Global Marketing & Client Service until such positions are initially filled on such date of appointment as determined by the Board. Any interim KELP Manager shall have the same rights as the other KELP Managers; provided, however, that such interim KELP Manager shall be replaced as a KELP Manager immediately upon the appointment of an officer to the relevant title with the Company. Each KELP Manager shall be entitled to one vote on any matter properly brought before the Board.
(d)Approval Requirements. Subject to Section 6.7 hereof, the Board shall take actions with the approval of a majority of the voting power of the Board in accordance with Section 6.1(b) (the “Consent of the Board of Managers”); provided, that until December 31, 2022 (except as provided otherwise in this Section 6.1(d) or the Bonus Plan), the Board may only take action with the approval of a majority of the KELP Managers with respect to:
(i)The admission of a Member (provided that no Member may be admitted that would have the effect of diluting the economic interests of the Class B-1 Interests or Class B-2 Interests without the approval of a majority of the KELP Managers through December 31, 2027);
(ii)Any material reduction in benefits or base salaries provided to employees of the Company;
(iii)Any material change to the policies or method of calculating pre-bonus, pre-tax profits of the Company;
(iv)Any acquisition by the Company of another business, or any merger or business combination of another business into the Company;
(v)The appointment of a Chairman of the Board who is not a KELP Manager; and
(vi)The determinations of the Board of Managers with respect to the denial of indemnification set forth in Sections 7.1(a) and 7.1(b).
(e)Actions of the Board. All decisions or actions of the Board shall be consistent with the then-current Approved Budget; provided, that the Board and/or the Company may exceed budgeted expenses in respect of all or any portion of a calendar year ending on March 31, June 30, September 30 or December 31 so long as the Company is reasonably expected to achieve the profit forecast in respect of such period. The Board shall review revised financial forecasts at all quarterly meetings and shall modify the then-current Approved Budget as appropriate based on such financial forecasts. The Members agree that the Company and the Board of Managers shall be subject to and operate pursuant to the Notification and Authority Framework as applied to the Company on or about February 1, 2018 by OMAM (the “Framework”) to the extent the Framework does not

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conflict with the provisions of this Agreement. The Members acknowledge and agree that OMAM or OM(US)H may from time to time amend or modify the Framework, in the sole discretion of OMAM or OM(US)H; provided, that such amended Framework shall only apply to the Company to the extent the amended or modified provisions are (i) not inconsistent with the provisions of this Agreement or (ii) necessary to comply with changes in the law and regulation applicable to the Company. OMAM shall provide any such amendment or modification to the Board of Managers. The Board of Managers shall operate in accordance with the meeting procedures set forth in Section 6.3.
Section 6.2Committees. The Company shall establish an executive committee (the “Executive Committee”), a compensation committee (the “Compensation Committee”) and a distribution committee (the “Distribution Committee”) and any other committee that is required under the Framework (as the same may be amended in accordance with Section 6.1(e)) (collectively, the “Standing Committees”), in the manner and with such power and authority as is as set forth below in this Section 6.2. The Board may also establish such other committees with such other powers and authority as the Board shall determine; provided, that such delegation of authority shall not infringe on, or otherwise diminish, the power and authority of any Standing Committee. The power and authority of any committee established by the Board of Managers under this Section 6.2 shall not exceed the power and authority possessed by the Board of Managers under this Agreement and shall be exercised subject to all separate consent rights of OMAM and supermajority consent rights of the Board of Managers under this Agreement. Such committees shall operate in accordance with the meeting procedures set forth in Section 6.3.
(a)Compensation Committee.
(i)The Compensation Committee shall be comprised of five (or six if the Company appoints co-Chief Executive Officers) individuals consisting of: (i) the individuals holding the following titles (or positions with equivalent duties and responsibilities) at the Company: Chief Executive Officer (or Co-Chief Executive Officers), Chief Investment Officer, Head of Global Marketing & Client Service and Chief Operating Officer and (ii) one (1) OMAM Manager who shall be appointed and may be removed, for any reason or no reason, by OMAM in its sole discretion; provided, however, (i) the Chief Executive Officer of the Company (or, in the event there is no Chief Executive Officer, a majority of the remaining KELP Managers) may appoint a KELP Manager to be an interim member of the Compensation Committee until the relevant position with the Company is filled by the Board, and (ii) no member of the Compensation Committee shall be appointed with respect to the Chief Investment Officer or the Head of Global Marketing & Client Service until such positions are initially filled on such date of appointment as determined by the Board. Any interim member of the Compensation Committee shall have the same rights as the other members of the Compensation Committee; provided, however, that such interim member of the Compensation Committee shall be replaced as a member of the Compensation Committee immediately upon the appointment of an officer to the relevant title with the Company. The Compensation Committee shall meet at least twice a year during or prior to the time of each of the Trading Windows in such year.

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(ii)The Compensation Committee shall make all decisions with respect to the following matters:
(A)compensation of Company employees, including, without limitation,
(1)the allocation among Company employees of the Bonus Pool from the Bonus Plan and the Deferred Compensation Pool from the Deferred Compensation Plan;
(2)changes to base salaries or employee benefits; and
(3)approval of the portion of bonuses of Company employees who do not hold Interests indirectly through the KELP;
(B)allocation of KELP interests offered by the KELP among Eligible Employees, for each Trading Window (including over multiple Trading Windows);
(C)designation of Eligible Employees who may purchase KELP Points from the KELP for each Trading Window (including over multiple Trading Windows);
(D)waiver of any requirement of purchases or sales of KELP interests;
(E)re-offers of KELP Points to the extent set forth in Article VIII of the KELP Agreement; and
(F)all matters for which the Compensation Committee makes determinations or exercises discretion as provided in this Agreement, the KELP Agreement, the Bonus Plan, the Deferred Compensation Plan and any employment or consulting agreement between the Company and a KELP Partner.
(iii)The Chief Executive Officer of OMAM, in his or her capacity as Chief Executive Officer of OMAM, shall have the right to veto, modify and reapportion any decision made by the Compensation Committee; provided, that (A) the Chief Executive Officer of OMAM shall not be permitted to exercise such veto to reject, modify or reapportion the proposed allocations from the Bonus Plan recommended by the Compensation Committee with respect to any employee of the Company with total annual compensation in excess of $250,000 if such veto, modification or reapportionment would result in the allocation to such employee to be reduced by more than 33% from the allocation initially recommended by the Compensation Committee; provided, however, that should the Compensation Committee recommend that any such employee be allocated 15% or more of (I) the total Bonus Pool from the Bonus Plan or (II) the total Deferred Compensation Pool from the Deferred Compensation Plan, the Chief Executive Officer of OMAM shall maintain such right to veto, modify and reapportion the Compensation Committee decision with respect to such employee and (B) the Chief Executive Officer of OMAM shall not have the right to veto, modify or reapportion any bonus allocation approved by the Compensation Committee with respect to any employee whose total annual compensation is equal to or less than $250,000.

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(b)Distribution Committee. The Distribution Committee shall be comprised of: (i) at least one (1) OMAM Manager who shall be appointed and may be removed, for any reason or no reason, by OMAM in its sole discretion, and (ii) one (1) member who shall be the Chief Executive Officer (or one of the Co-Chief Executive Officers) of the Company. The Distribution Committee will determine the amount and timing of distributions by the Company subject to the terms of this Agreement and applicable Law and after consultation with the Board of Managers. In its decisions, the Distribution Committee shall have regard to (A) any Distribution Policy of the Company, (B) the Working Capital Requirements, (C) regulatory requirements and (D) expenditures contemplated by the Approved Budget; provided, that the Distribution Committee shall not have the authority to delay or withhold any distribution required by Section 3.2 hereof.
(c)Executive Committee. The Executive Committee shall be comprised of up to 12 individuals to be selected by the KELP Managers. Each member of the Executive Committee shall be a voting member of the Committee. Subject to the Framework (as the same may be amended in accordance with Section 6.1(e)) and Section 6.7 hereof, the Executive Committee shall have control over (i) the day-to-day operations of the business of the Company, subject to operating within the Approved Budget (as the same may be varied in accordance with Section 6.1(e)), such control to include the right and power, on behalf of the Company without any further consent of the Members being required (A) to perform all normal business functions, and otherwise operate and manage the business and affairs of the Company in accordance with and as limited by this Agreement, (B) to employ and dismiss from employment any and all employees, agents, attorneys and consultants of the Company and (C) to enter into contracts and other agreements with respect to the provision of investment management services and the conduct of the Company’s business generally and (ii) the investment philosophy, investment processes and relationships with investment advisory clients of the Company. For the avoidance of doubt, the Board of Managers also has the right and power to dismiss from employment any and all employees, agents, attorneys and consultants of the Company.
Section 6.3Procedures.
(a)Except as otherwise provided by this Agreement, the Board and each Committee (i) shall approve matters by a majority of the Managers of the Board or such Committee, as the case may be, (ii) may act by approval granted either at a meeting of the Board or Committee, as applicable, or by a writing executed by a sufficient number of Managers or such Committee, as the case may be, to approve such action, and such writing is filed with the records of the Board or Committee, as applicable, and (iii) shall act in accordance with such other rules and procedures as may be approved by a majority of the Managers of the Board or such Committee, as applicable, consistent with the provisions of this Agreement.
(b)Any Board or Committee member may, by a writing, grant a proxy to any other member of the Board or such Committee, as the case may be, permitting such other member to vote in approval of any matter within the scope of such proxy.
(c)The Board shall have a Chairman who shall serve in such capacity until such time as a successor is elected and qualified or until such Chairman’s earlier death, resignation or removal as Chairman. The Board shall have the right to replace and appoint the Chairman from

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the members of the Board who shall be a KELP Manager, except as set forth in Section 6.1(d). The Chairman shall preside at all meetings of the Board at which he or she shall be present and shall perform such other duties and exercise such powers as may from time to time be prescribed by the Board. The Chairman shall also set the agenda for any meetings of the Board and shall have an opportunity to review any materials distributed to the Board in connection with meetings of the Board.
(d)Regular meetings of the Board of Managers shall be held at such times and places within or without the State of Delaware fixed by resolution of the Board of Managers, and shall be held not less frequently than quarterly. The Chief Executive Officer (or a Co-Chief Executive Officer) of the Company, the Chairman, a majority of the Managers or any OMAM Manager may convene a special meeting of the Board.
(e)Notice of any special meeting of the Board or of any change in the time or place of a regularly scheduled meeting, which shall state the time and place of the meeting, shall be given to all Managers by U.S. mail, overnight delivery or facsimile (in each case with a copy provided by e-mail) or by e-mail, at least 48 hours (and in no event less than one (1) Business Day) before such meeting, addressed to such Manager at such Manager’s usual or last known business or residence mailing address, facsimile, or business e-mail address, as applicable, or by telephone or delivery in person, in each case with a copy provided by e-mail to such Manager at such Manager’s usual or last known business e-mail address, at least 24 hours before the meeting; provided, that notice of a meeting need not be given to any Manager who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Manager.
(f)A majority of the Managers present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Managers who were not present at the time of the adjournment. Managers may participate in a meeting through use of conference telephone, video conference or similar communications equipment, so long as all Managers participating in such meeting can hear one another or by any other means permitted by Law. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.
(g)Except as may be otherwise provided by Law or by this Agreement, at any meeting of the Board of Managers, a majority of the Managers then in office, present in person or by proxy, shall constitute a quorum; provided, that, (i) subject to Section 6.1(d) and Section 6.7, the Board shall take no action without the Consent of the Board of Managers and (ii) the presence of at least one (1) OMAM Manager, in person or by proxy, shall be required for a quorum of the Managers.
(h)No Manager shall be paid compensation or fees for such Manager’s services as Manager, but each Manager shall be reimbursed by the Company for such Manager’s reasonable expenses incurred in the performance of such Manager’s duties as Manager as the Board of Managers from time to time may determine by the Consent of the Board of Managers. Nothing contained in

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this Section 6.3(h) shall be construed to preclude any Manager from serving the Company in any other capacity and receiving reasonable compensation therefor.
(i)Each Committee shall meet where, when and as provided by such rules or by resolution of the Board of Managers; provided, that the Compensation Committee shall not meet before the fifteenth day following receipt by the Chief Executive Officer of OMAM of compensation recommendations from Company management. Except as the Board of Managers may otherwise determine, a majority of the voting members of the Committee then constituting the membership of any such committee shall constitute a quorum for the transaction of business and in the case of the Compensation Committee, the OMAM Manager who is a member of the Compensation Committee (or such member’s proxy) must participate in such meeting.
Section 6.4Officers.
(a)Appointment and Term of Office. Subject to Section 6.7 hereof, officers of the Company (“Officers”) shall be appointed from time to time by the Executive Committee in its sole discretion, and each such officer shall hold office until a successor is appointed or until such officer’s earlier death, resignation or removal in the manner hereinafter provided. Each Officer shall have such authority and shall perform such duties as may be provided in this Agreement or as the Executive Committee may from time to time prescribe. No such appointment by the Executive Committee by itself shall cause any member of such committee to cease to be a “manager” of the Company within the meaning of the Act or this Agreement or restrict the ability of such committee to exercise the powers so delegated. The power and authority of any Officer appointed by the Executive Committee under this Section 6.4 shall not exceed the power and authority possessed by such committee under this Agreement and shall be exercised subject to all separate consent rights of OMAM under this Agreement. Unless the authority of the Officer designated as the officer in question is limited in the document appointing such Officer or is otherwise specified by the Executive Committee, any Officer so appointed shall have the same authority to act for the Company as a corresponding officer of a Delaware corporation would customarily have to act for a Delaware corporation in the absence of a specific delegation of authority. Any two or more offices may be held by the same person. The compensation of all Officers shall be fixed by the Compensation Committee. The Chief Executive Officer (or the Co-Chief Executive Officers, if applicable) of the Company shall report directly to the Chief Executive Officer of OMAM.
(b)Resignation and Removal. Any Officer may resign at any time by giving oral or written notice to the appropriate person: in the case of the Chief Executive Officer (or a Co-Chief Executive Officer), such notice must be given to the Chairman of the Board or, if such person is the Chairman of the Board, to the Chief Executive Officer of OMAM, and for all other Officers, such notice must be given to, at the Officer’s election, the Chief Executive Officer, the Secretary, the Director of Human Resources of the Company or to the Officer’s immediate manager and such resignation shall take effect after the giving of such notice at the time specified therein or, if the time when it shall become effective shall not be specified therein, when accepted by action of a majority of the KELP Managers. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective. All Officers shall be subject to removal at any time by the Board,

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for any reason or for no reason. If any office shall become vacant, a replacement Officer shall be appointed by a majority of the KELP Managers, subject to Section 6.7.
(c)Secretary. The Secretary shall keep the records of all meetings and written actions of Members, the Board and the Committees and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Company and of its other company records and in general shall perform all duties and have all powers incident to the office of the secretary of a corporation organized under the Delaware General Corporation Law and shall perform such other duties and exercise such other powers as may from time to time be prescribed by a majority of the KELP Managers. The duties of the Secretary may be performed by one or more employees or agents of the Company to be appointed by the Secretary with the consent of a majority of the KELP Managers.
(d)Agreements. All KELP Partners and any other Persons determined by a majority of the KELP Managers shall be required to execute and be subject to customary non-solicitation, confidentiality and invention assignment agreements, as well as other customary agreements as determined by a majority of the KELP Managers in consultation with the Company’s Director of Human Resources.
Section 6.5“Managers”; Power to Bind the Company. Each voting member of the Board shall be a “manager” of the Company as such term is used in the Act. The Chief Executive Officer (or any Co-Chief Executive Officers) and the other Officers of the Company shall have the authority to sign agreements, contracts, instruments or other documents in the name of and on behalf of the Company, as shall be determined by a majority of the KELP Managers. A majority of the KELP Managers may authorize any other Person to sign agreements, contracts, instruments or other documents in the name of and on behalf of the Company, and such authority may be general or limited to specific instances. Except with respect to OMAM in its capacity as Tax Matters Partner, no Member or Manager acting individually in its capacity as a Member or Manager shall have any authority, power or privilege to act on behalf of or to bind the Company.
Section 6.6Standard of Care for Managers; Liability of Covered Persons.
(a)General. Each Manager shall perform his or her duties hereunder in good faith and in a manner reasonably believed to be in or not contrary to the best interests of the Company. No Covered Person shall be liable to the Company or any Member for any act or omission, including any mistake of fact or error in judgment, taken, suffered or made by such Covered Person in good faith and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by this Agreement; provided, that such act or omission does not constitute Disabling Conduct. No Member shall be liable to the Company or any Member for any action taken by any other Member.
(b)Reliance. A Covered Person shall incur no liability in acting in good faith upon any signature or writing believed by such Covered Person to be genuine, may rely on a certificate signed by an executive officer of any Person in order to ascertain any fact with respect to such Person or within such Person’s knowledge, and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters, except to the extent that such belief, reliance

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or selection constituted Disabling Conduct. Each Covered Person may act directly or through such Covered Person’s agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons selected by such Covered Person, and shall not be liable for anything done, suffered or omitted in reasonable reliance upon the advice of any of such Persons, except to the extent that such selection or reliance constituted Disabling Conduct. No Covered Person shall be liable to the Company or any Member for any error of judgment made in good faith by an officer or employee of such Covered Person; provided, that such error does not constitute Disabling Conduct of such Covered Person.
(c)Fiduciary Duties. Notwithstanding any other provision of this Agreement or any other provision of law or equity and to the fullest extent permitted by law, the Members agree that none of OMAM (and any Person that owns equity interests of OMAM either directly or indirectly, including OM(US)H or OM Asset Management), the KELP, or any OMAM Manager(s) shall owe any duties (including fiduciary duties) to any Member, the Company or any other Person bound by this Agreement, other than the duties and obligations of such Member or OMAM Manager(s) expressly set forth in this Agreement, provided, however, that nothing in this Section 6.6(c) shall eliminate any implied contractual covenant of good faith and fair dealing. To the extent that, at law or in equity, a Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, the Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Person to any Member, the Company or any other Person bound by this Agreement otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Person. The Company and each of the Members expressly acknowledge that neither OMAM (and any Person that owns equity interests of OMAM either directly or indirectly, including OM(US)H and OM Asset Management) nor OMAM Manager(s) is under any obligation to consider the separate interests of any Member (including the tax consequences to any Member) in deciding whether to take, or cause the Company to take (or decline to take), any actions, and that neither OMAM (and such Person) nor OMAM Manager(s) shall be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by any Member in connection with such decisions.
Section 6.7Actions Requiring Consent of the Board of Managers. Notwithstanding any other provision of this Agreement, the following actions on behalf of the Company shall require the Consent of the Board of Managers:
(a)amending this Agreement, subject to Section 13.6, or the Certificate of Formation;
(b)incurring any obligation for borrowed money, except as provided in Section 2.5(b) hereof;
(c)entering into transactions with Affiliates or Related Parties of the Company or any Member or Manager other than in the ordinary course of business on arm’s length terms, except as provided in Section 2.5(b) hereof;

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(d)filing any lawsuit by or on behalf of the Company in any federal, state or local court;
(e)entering into any agreement or transaction or series of related agreements or transactions out of the ordinary course of business for the sale, exchange or transfer of any assets of the Company with a value in excess of $50,000;
(f)issuing, selling or consenting to the Transfer of any Interest to any Person or permitting or authorizing the issuance or creation of any other direct or indirect interests, or rights to acquire any other direct or indirect interest, in the Company;
(g)redeeming any Interest or loaning monies to any Person, except as provided in Section 2.5(b) hereof;
(h)adopting or modifying the Approved Budget and business plan;
(i)pledging Company assets as security for any obligation or otherwise encumbering Company assets;
(j)entering into any consent decree, settlement or negotiation with a government regulatory or enforcement agency;
(k)entering into any consent decree or settlement as a result of legal action from a private party;
(l)assuming any third-party liability or providing a guarantee outside the ordinary course of business;
(m)creating any subsidiary, entering into an agreement of partnership or becoming a member of a limited liability company, a partner (general or limited) of a partnership or a limited liability limited partnership or a joint venture, or a shareholder of a corporation; becoming a trustee of a trust or business trust; provided that this provision shall not apply to a commingled investment vehicle established by the Company in the ordinary course of business consistent with past practice;
(n)merging or entering into an agreement to merge or enter into a joint venture agreement or other form of strategic alliance;
(o)appointing officers of the Company having the title of President or Executive Vice President or a “C”-level title, including Chief Executive Officer (or Co-Chief Executive Officer), Chief Financial Officer, Chief Operating Officer, Chief Compliance Officer, Chief Investment Officer, Head of Global Marketing & Client Service or Chief Sales and Marketing Officer (or, in each case, any office or officer with responsibilities commensurate with any of the foregoing titles);
(p)appointing, retaining or terminating a firm of independent public accountants for the preparation of the Company’s financial statements set forth in Section 9.5 hereof;

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(q)changing the nature of the Company’s business or its overall policies;
(r)commencing any voluntary bankruptcy, insolvency or similar proceeding with the Company as debtor;
(s)dissolving, liquidating or winding up the operations or any portion of the operations of the Company;
(t)making any tax elections;
(u)entering into any non-competition or other similar agreement that restricts or limits the actions of the Company;
(v)entering into any other transaction or series of related transactions out of the ordinary course of business; or
(w)consummating a Liquidity Event.
Section 6.8Covenants Regarding OFAC. Neither the Company, nor any Member or Manager, nor any of their respective Affiliates, nor any of their respective employees, officers, directors, representatives or agents is, nor will they become, a Person with whom U.S. Persons are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such Persons. Neither the Company, nor any Member or Manager, nor any of their respective Affiliates, nor any of their respective employees, officers, directors, representatives or agents, has taken or will take any action that would constitute a violation of the USA Patriot Act, P.L. 107-56, 1115 Stat. 272 (2001), as amended, including without limitation the anti-money laundering provisions thereof.
Section 6.9Approved Budget. Subject to Section 6.7 hereof, the Chief Executive Officer (or the Co-Chief Executive Officers) of the Company shall be responsible for the preparation of a budget and business plan for each Fiscal Year, and shall, by the date designated by the Chief Financial Officer (or officer with commensurate responsibilities) of OMAM (usually on or about September 15, and in any event no later than September 15, of the year immediately preceding such Fiscal Year), and unless otherwise extended by the Chief Financial Officer (or officer with commensurate responsibilities) of OMAM, submit such proposed budget and business plan to the Board of Managers for preliminary approval. If approved by the Board of Managers, such proposed budget and business plan shall be submitted by the Chief Executive Officer (or the Co-Chief Executive Officers) of the Company or his designee to OMAM for final approval. Such proposed budget and business plan shall become final and binding upon approval of such proposed budget and business plan by OMAM unless OMAM objects within 90 days of receipt of such proposed budget and plan; provided, that such budget and business plan shall become final and binding prior to the end of such 90 day period if OMAM expressly consents prior to the end of such 90 day period. If OMAM

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notifies the Chief Executive Officer (or a Co-Chief Executive Officer) of the Company of any objection(s) to the proposed budget and business plan within such period, the Chief Executive Officer (or a Co-Chief Executive Officer) of the Company shall revise and resubmit such proposed budget and business plan to the Board of Managers, and, if then approved by the Board of Managers, such proposed budget and business plan shall be resubmitted by the Chief Executive Officer (or a Co-Chief Executive Officer) of the Company to OMAM. The same procedures for approval, objection, revision and resubmission shall be applicable until final approval of a proposed budget and business plan by OMAM; provided, that if such final approval is not obtained, the budget and business plan then in effect will continue. Upon such final approval or expiry of the review period set forth in this Section, such budget and business plan shall be the “Approved Budget” for the relevant period. Subject to Section 6.7 hereof, not later than 30 days prior to any fiscal quarter, the Chief Executive Officer (or a Co-Chief Executive Officer) of the Company may submit proposed changes to the then Approved Budget for such subsequent fiscal quarter as he or she shall deem necessary. Such changes shall be subject to the same approval process as the initially proposed budget and to the extent finally approved by OMAM shall modify the previously Approved Budget, and the modified budget and business plan shall thereupon be the Approved Budget for the relevant period.
ARTICLE VII
INDEMNIFICATION
Section 7.1Indemnity.
(a)General. Except as provided in this Section 7.1, the Company shall indemnify OMAM, OM(US)H, OM Asset Management and any Member or Manager (including Members and Managers who serve at the Company’s request as directors, Officers, managers, members, partners, employees or other agents of another organization or who serve at its request in any capacity including with respect to any employee benefit plan; such service is hereafter described as serving in a representative capacity) (each, a “Indemnified Person”) against expenses, including reasonable attorney’s fees, and against the amount of any judgment, money, decree, fine, penalty, or settlement, necessarily paid or incurred by such Indemnified Person in connection with or arising out of any claim, or any civil or criminal action, suit, or other proceeding of whatever nature brought against such Indemnified Person (other than an action brought by or in the right of the Company) by reason of such Indemnified Person being or having been a Manager or Member, serving or having served in a representative capacity, or acting or having acted, or failing to act or to have acted, pursuant to authority granted by this Agreement; provided, that any indemnity under this Section 7.1 shall be provided out of and only to the extent of the Company’s assets, and no Member or Manager shall have personal liability on account thereof. The foregoing indemnification shall be conditioned, however, upon the Indemnified Person seeking it, at all times and from time to time, fully cooperating with and assisting the Company and its counsel in any reasonable manner with respect to protecting or pursuing the Company’s interests in any matter relating to the subject matter of the claim, action, suit or other proceeding for which indemnification is sought. No indemnification shall be provided for any Indemnified Person (i) if such Indemnified Person has committed fraud, gross negligence or willful misconduct as reasonably determined by the Board of Managers, (ii) with respect to any

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matter as to which the Board of Managers determines that such Indemnified Person did not act in good faith in the reasonable belief that such Indemnified Person’s action was in the best interest of the Company or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants, or the beneficiaries of such employee benefit plan, or (iii) with respect to any criminal action or proceeding, if such Indemnified Person had reasonable cause to believe that such Indemnified Person’s conduct was unlawful. In the event an Indemnified Person is a Manager, any decision of the Board of Managers referred to in the preceding sentence shall be made by the Board of Managers without the vote of that Manager. Notwithstanding the foregoing, the Company shall not provide indemnification for any former Manager or Member who, in the reasonable judgment of the Board of Managers, was in serious or repeated breach of its duties as a Manager or Member. Any employee of or agent for the Company may be indemnified in such manner as the Board of Managers determines.
(b)Expenses. If an Indemnified Person provides the Board of Managers with evidence that demonstrates to the reasonable satisfaction of the Board of Managers that such Indemnified Person is reasonably likely to prevail on the merits of such matter, expenses reasonably incurred in defending any claim, action, suit or proceeding of the character described in Section 7.1(a) shall be advanced by the Company prior to the final disposition of such claim, action, suit or proceeding upon receipt of a written undertaking by or on behalf of the recipient to repay all such advances if it is ultimately determined that such Indemnified Person is not entitled to indemnification pursuant to Section 7.1(a).
(c)Outside Interests. OMAM and any of its Affiliates except the Company may engage in and possess interests in other business ventures and investment opportunities (unconnected with the Company) of every kind and description, independently or with others, including without limitation serving as member, manager or partner of other limited liability companies and partnerships. The Company and each of the Members acknowledge and agree that (i) the corporate opportunity doctrine (or any analogous doctrine) under the Act and applicable federal statutes shall not apply with respect to OMAM or any of its Affiliates, managers, directors, officers, employees, or holders of its or its Affiliates’ respective equity securities, and (ii) neither the Company nor any Member shall have, and each such Person hereby renounces, any rights in or to such independent business ventures or investment opportunities or the income or profits therefrom by virtue of this Agreement.
(d)Survival of Protection. The provisions of this Section 7.1 shall continue to afford protection to each Indemnified Person regardless of whether such Indemnified Person remains in the position or capacity pursuant to which such Indemnified Person became entitled to indemnification under this Section 7.1 and regardless of any subsequent amendment to this Agreement, and no amendment to this Agreement shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.
(e)Rights Cumulative. The right of any Indemnified Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to

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which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person’s successors, assigns, heirs and legal representatives.
ARTICLE VIII

TRANSFERS OF INTERESTS;
ADDITIONAL MEMBERS; RESIGNATIONS
Section 8.1Transfers.
(a)General. Subject to this Article VIII, (i) except with the prior written consent of OMAM in its sole discretion (which consent may be subject to the requirement that the transferee shall have received a copy of the Company’s most recent audited financial statements and such other information as determined by the Compensation Committee no later than five (5) Business Days prior to such Transfer), no Member other than OMAM may directly or indirectly Transfer all or any portion of such Member’s Interest or any rights therein, and (ii) OMAM and any of its successors and assigns, in its sole discretion, may directly or indirectly Transfer all or any portion of its Interest or any rights therein to any transferee without any restriction or limitation.
(b)Restrictions. Subject to Section 6.1(d)(i), no transferee of an Interest shall be admitted as a Member (i) without the prior written consent of OMAM in its sole discretion and (ii) unless such transferee first executes a counterpart of the signature page of this Agreement and/or any other agreements, documents or instruments specified by the Board or OMAM. Upon obtaining such consent and upon the execution of such signature page and/or such other agreements, documents and instruments, such transferee shall be admitted as a Member and shall have all of the rights and powers and be subject to the restrictions and liabilities of a Member hereunder. Any such admission shall be deemed effective as of simultaneous with the applicable Transfer.
(c)Admissions. In connection with any admission of a new Member, the Board shall revise the books and records of the Company to reflect the inclusion of the additional Member and shall notify the other Members of such admission in writing.
(d)Transfers in Violation of this Agreement. In the event of any attempted or purported Transfer in contravention of any of the provisions in this Agreement, such attempted or purported Transfer shall be null and void and ineffective to Transfer any Interest in the Company and shall not bind, or be recognized by or on the books of, the Company, and any attempted or purported transferee in such Transfer shall not be or be treated as or deemed to be a Member for any purpose. In the event of such attempted or purported Transfer in contravention of any of the provisions of this Agreement, then the Company and each other Member shall, in addition to all rights and remedies at law and equity, be entitled to a decree or order restraining and enjoining such Transfer, and the offending Member shall not plead in defense thereto that there would be an adequate remedy at law; it being expressly hereby acknowledged and agreed that damages at law would be an inadequate remedy for a breach or threatened breach of the provisions set forth in this Agreement concerning any such attempted or purported Transfer.

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(e)Court Ordered Transfers. In the event of any Transfer which, notwithstanding having been prohibited by the terms of this Agreement, is mandated by a court of final jurisdiction, the transferee shall have no voting or consent rights hereunder unless otherwise required by the Act.
(f)Issuance of Class B Interests. During the term of this Agreement and subject to Sections 6.2(b) and 6.7 hereof, the Company shall not issue any Class B Interests to OMAM or any Affiliate of OMAM without the prior written consent of the KELP.
(g)Compliance with Securities Laws. Notwithstanding anything to the contrary herein, the Company shall not issue any Interest, and no Member shall Transfer its Interest, to the extent that such issuance or Transfer would violate the Securities Act or any other federal or state securities or blue sky Laws.
Section 8.2Resignations, Etc. No Member may resign or withdraw from the Company prior to the termination of the Company pursuant to Article X without the prior written consent of OMAM in its sole discretion.
Section 8.3Mandatory Sale; Right of First Refusal.
(a)If at any time the Board desires to cause all Members to Transfer all (or any pro rata share) of their respective Interests to any potential transferee (or transferees) in connection with a proposed Liquidity Event (other than clause (c) of the definition of Liquidity Event) (the “Proposed Mandatory Sale”), the Board, subject to Sections 6.1(d), 6.1(e) and 6.7, as applicable, and the KELP’s right of first refusal set forth in Section 8.3(c) below, shall have the right to require that all Members Transfer all (or such pro rata share of) their respective Interests to such transferee (or transferees) on substantially the same terms and conditions as the Proposed Mandatory Sale. The Board shall provide written notice to the KELP Managers within five (5) days of the execution of any confidentiality agreement related to any transaction that would reasonably be expected to lead to, and was entered into for the purpose (whether or not the sole purpose) of, pursuing a Liquidity Event. The Members agree to execute a similar confidentiality agreement, if necessary, in order to participate in the due diligence or other discussions that may lead to a Liquidity Event; provided, that, pursuant to the terms of such similar confidentiality agreement, (i) the KELP shall be permitted to provide confidential information to its professional advisors (including investment bankers, lawyers and accountants) on customary terms and to financing sources (including private equity firms and lenders) in order to permit the KELP to raise equity and/or debt financing in connection with the exercise of its rights under this Section 8.3 and (ii) the KELP shall be permitted to disclose the existence and potential terms of a proposed transaction to the KELP Managers to the extent that the KELP, in good faith, determines that such disclosure is appropriate or desirable. The KELP shall, and shall cause any Person to whom the KELP has provided such confidential information to, promptly return to the Company and/or destroy all such confidential information no later than five (5) Business Days after the Board notifies the KELP that negotiations or discussions with such proposed transferee related to such transaction have ended. The KELP shall not thereafter use any such confidential information except as permitted under this Agreement, and shall cause any Person to whom the KELP has provided such confidential information not to thereafter use any such confidential information.

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(b)The Board shall provide written notice to the Members (the “Required Sale Notice”) of a Proposed Mandatory Sale or a transaction described in clause (a) or (b) of the definition of Liquidity Event (a “Proposed ROFR Sale”) no later than fifteen (15) days after the Board and OMAM have approved the term sheet for such Proposed ROFR Sale. The Required Sale Notice shall identify such potential transferee (or transferees), all material terms of the Proposed ROFR Sale and the expected date of closing.
(c)Until December 31, 2022, the KELP shall have the right to purchase all (or such pro rata share) of the Interests or other assets offered by OMAM or the Company to such transferee on the same terms and conditions as OMAM or the Company has agreed with such transferee. The KELP shall exercise its right by providing written notice, which shall be irrevocable (the “KELP ROFR Notice”), to the Board no more than thirty (30) days after the Board has delivered the Required Sale Notice for such Proposed ROFR Sale. The closing of such Transfer to the KELP shall take place on the date specified in the KELP ROFR Notice, which shall be no later than three (3) Business Days following the satisfaction of any material conditions required by the Transfer described in the Required Sale Notice, including any financing condition or condition relating to client consent. Following payment by the KELP to OMAM or the Company, as applicable, of the consideration payable in connection with such Transfer, the Interest (or such pro rata share) held by OMAM (or assets of the Company, if applicable) shall be deemed Transferred to the KELP. If the KELP fails to provide the KELP ROFR Notice prior to the expiration of the 30-day period, the KELP shall forfeit its right to purchase any of the Interests or assets offered by OMAM or the Company to such transferee.
(d)Subject to and in accordance with this Section 8.3, upon the closing of any Transfer by one or more Members of all (or such pro rata share) of their respective Interests as described in a Required Sale Notice and in connection with a Proposed Mandatory Sale, such transferee (or transferees) shall pay to each Member the consideration payable to such Member in connection with the Proposed Mandatory Sale of all (or such pro rata share) of the Interests of the Company to such transferee (or transferees), and the Interest (or such pro rata share) of all such Members shall be deemed Transferred to such transferee (or transferees). In the event of any Transfer pursuant to this Section 8.3, all of the Proceeds of such Transfer shall be distributed at, or following, the closing of such Transfer to the Members in accordance with Section 3.1(d). All payments shall be by wire transfer pursuant to instructions to be provided by the payment recipient no later than two (2) Business Days prior to the closing, or by such other methods as may be agreed by the payor and payee.
ARTICLE IX
BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS
Section 9.1Books and Records. The Board shall keep, or cause to be kept, complete and accurate books and records of account of the Company. The books of the Company shall be maintained in accordance with generally accepted accounting principles consistently applied, and shall at all times be maintained or made available at the principal business office of the Company. A current list of the full name and last known business address of each Member, a copy of the Certificate of Formation, including all certificates of amendment thereto, copies of the Company’s

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federal, state and local income tax returns and reports, if any, for the six most recent years, copies of this Agreement and of any financial statements of the Company for the three most recent years and all other records required to be maintained pursuant to the Act, shall be maintained at the principal business office of the Company. The books and records of the Company shall be audited as of the end of each Fiscal Year by such nationally or regionally-recognized accounting firm as shall be selected by the Board, subject to Section 6.7.
Section 9.2Reports. Each Member shall have the right, at all reasonable times but in any event only during usual business hours and upon reasonable notice, to audit, examine and make copies of or extracts from the information and records of the Company described in Section 18-305(a) of the Act for any purpose reasonably related to such Member’s Interest. Such right may be exercised through any agent or employee of such Member designated by such Member or by a certified public accountant designated by such Member. A Member shall bear all expenses incurred in any investigation made for such Member’s account pursuant to this Section 9.2 or Section 18-305 of the Act.
Section 9.3Filings of Returns and Other Writings; Tax Matters Partner.
(a)The Board shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other writings required by any governmental authority having jurisdiction to require such filing.
(b)The Board shall timely provide, or cause to be provided, to each person who at any time during a Fiscal Year was a Member with an annual statement (including a copy of Schedule K-1 to Internal Revenue Service Form 1065) indicating such Member’s share of the Company’s income, loss, gain, expense and other items relevant for Federal income tax purposes.
(c)The “tax matters partner,” as defined in Section 6231(a)(7) of the Code, and the “partnership representative” of the Company for any tax period subject to the provisions of Section 6223 of the Code, as amended by the Revised Partnership Audit Procedures (in each such capacity, the “Tax Matters Partner”) shall be OMAM. Each Member hereby consents to such designation and agrees that upon the request of OMAM it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.
(d)Promptly following the written request of the Tax Matters Partner, the Company shall, to the fullest extent permitted by Law, reimburse and indemnify the Tax Matters Partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the Tax Matters Partner in connection with any administrative or judicial proceeding with respect to the tax liability of the Members.
(e)The provisions of this Section 9.3 shall survive the termination of the Company or the termination of any Member’s Interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service any and all matters regarding the federal income taxation of the Company or the Members.

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Section 9.4Banking. All funds of the Company may be deposited in such bank, brokerage or money market accounts as shall be established by the Board. Withdrawals from and checks drawn on any such account shall be made upon such signature or signatures as the Board may designate.
Section 9.5Financial Information.
(a)Any financial information prepared pursuant to this Section 9.5 shall be prepared from the books and records of the Company in accordance with generally accepted accounting principles, shall accurately reflect the books, records and accounts of the Company, and shall be complete and correct in all material respects.
(b)Within ninety (90) days after the end of each Fiscal Year, the Board of Managers shall cause to be prepared a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statement of operations and cash flows for the Fiscal Year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Managers, subject to Section 6.7 hereof, in each case with comparative statements for the prior Fiscal Year.
(c)Within forty-five (45) days after the end of the second fiscal quarter of each Fiscal Year, the Board of Managers shall cause to be prepared a consolidated balance sheet of the Company and the related consolidated statement of operations and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, as of the end of second fiscal quarter and for the period from the beginning of the Fiscal Year to the end of the second fiscal quarter, in each case with comparative statements for the comparable period in the prior Fiscal Year.
(d)The Chief Executive Officer (or Co-Chief Executive Officer) of the Company shall provide OMAM with regular financial reporting, reconciling actual expenses against the Company’s Approved Budget, in a format reasonably requested by OMAM. Any changes to the previously Approved Budget, if approved by OMAM, shall be reflected in the next succeeding monthly report of the Company and will be shown as variances to the initial Approved Budget. The Chief Executive Officer of the Company shall be responsible for delivering to OMAM on a monthly basis all other financial reporting regarding the Company that is requested by OMAM from time to time.
(e)The Board of Managers shall, and shall cause the Officers and employees of the Company to, cooperate with the Company’s firm of independent public accountants, the Board of Managers, Officers and employees of the Company and any authorized agent of the Company in (i) the preparation of the audited and unaudited financial statements of the Company described in this Section 9.5 and (ii) any valuation of the Company performed for any reason. The Board of Managers shall, and shall cause the Officers and employees of the Company to, comply with any legal or regulatory requirements related to the Company’s affiliation with OM Asset Management, including reconciliation between U.S. generally accepted accounting principles and International Financial Accounting Standards.

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Section 9.6Confidential Information. Except as otherwise required by Law or judicial order or decree or by any governmental or regulatory agency or authority, unless otherwise approved by the Board of Managers, no Person shall use any proprietary or confidential information of the Company other than for the benefit of the Company, whether or not such Person is or remains a Member, Manager, Affiliate of a Member or Manager, Officer, employee or other agent of the Company (for the avoidance of doubt, the direct and indirect owners of OMAM may use such information to the extent required by accounting requirements, law or judicial order or decree or by any governmental or regulatory agency or authority or listing authority having jurisdiction over such direct or indirect owner). The preceding sentence shall not, however, apply to disclosures of information that (a) is or becomes generally available to the public other than as a result of any violation of this Agreement by the disclosing Person or anyone to whom such disclosing Person transmits any information, (b) is or becomes known or available to such disclosing Person on a non-confidential basis from a source (other than the Company or any of its subsidiaries) that is not under any confidentiality obligation to the Company or any of its subsidiaries with respect to that information, or (c) that such disclosing Person demonstrates by clear and convincing evidence was independently developed by such disclosing Person.
ARTICLE X
TERM; TERMINATION
Section 10.1Term. The term of the Company shall be perpetual, unless sooner terminated as hereinafter provided.
Section 10.2Events of Dissolution.
(a)The Company shall be dissolved and the affairs of the Company wound up in accordance with the Act upon the first to occur of the following events (each, an “Event of Dissolution”):
(i)the Consent of the Board of Managers (in accordance with Section 6.7 hereof);
(ii)the withdrawal, or other inability to act as a member of the Company, of OMAM, or the dissolution, termination, winding-up or bankruptcy of OMAM;
(iii)the entry of a decree of judicial dissolution under Section 18-802 of the Act; or
(iv)the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act.
Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the

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personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (A) to continue the Company and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of such member in the Company.
Following the foregoing event, the Board of Managers shall proceed diligently to liquidate the assets of the Company in a manner consistent with commercially reasonable business practices. A change in control of the Company shall not constitute an Event of Dissolution. Except as provided in Section 10.2(a)(ii), the death, retirement, resignation, removal, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company (including the bankruptcy of such Member) shall not in and of itself cause a dissolution of the Company to occur (and the Company, without such Member, shall continue), unless there are no remaining Members of the Company.
(b)Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation of the Certificate of Formation has been filed with the Secretary of State.
Section 10.3Application of Assets. In connection with the liquidation of the Company, the assets of the Company shall be applied and distributed by the Distribution Committee in the following order of priority:
(a)first, to creditors of the Company, including Members, in the order of priority provided by Law, and the creation or augmentation of a reserve of cash or other assets of the Company for contingent liabilities in an amount, if any, determined by the Distribution Committee to be appropriate for such purposes; and
(b)thereafter, to the Members in accordance with the provisions of Section 3.1(d) hereof.
ARTICLE XI
ADDITIONAL TAX AND OTHER REQUIREMENTS
Section 11.1Priorities. No Member shall have any rights or priority over any other Members as to contributions or as to distributions or compensation by way of income, except as specifically provided in this Agreement.
Section 11.2Entity Characterization. It is the intention of the Members that the Company constitute a partnership for U.S. federal income tax purposes and, to the extent permitted under applicable Law, all other income tax purposes. The Company shall use its reasonable best efforts to comply with all applicable Laws and regulations to ensure that the Company is treated as a partnership for U.S. federal income tax purposes.

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Section 11.3Internal Revenue Code Section 409A. This Agreement is intended to comply with the requirements of Code Section 409A, including any applicable requirements for exclusion from coverage by such Code Section 409A. Consistent with this intent, this Agreement shall be construed and administered in accordance with Code Section 409A and the Treasury Regulations and other guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Agreement. In the event that the Board of Managers determines that any amount payable hereunder will be taxable to any Member under Section 409A of the Code, the Treasury Regulations or other guidance, prior to payment of such amount, the Board of Managers is hereby authorized and empowered, without further vote or action of the Members, (a) to amend this Agreement (including with retroactive effect) as the Board of Managers determines necessary or appropriate to preserve the intended tax treatment of any payments provided by this Agreement, and shall have the authority to execute any such amendment by and on behalf of each Member, and/or (b) to take such other actions as the Board of Managers determines necessary or appropriate to comply with the requirements of Code Section 409A.
ARTICLE XII
DEFINITIONS
Any capitalized term used in this Agreement without definition shall have the meaning set forth below.
“ACC Balance” shall mean, with respect to a Member, the cumulative amount of all Non-Pro Rata Additional Capital Contributions made by such Member pursuant to Section 2.2. For the avoidance of doubt, the ACC Balance held by OMAM with respect to its Class B Interest immediately prior to the Effective Date shall be reallocated to the aggregate Class A Interests held by OMAM as of the Effective Date.
“Additional Capital Contribution Percentages” shall mean the additional capital contribution percentages as agreed among the Members.
“ACC Income Preference Amount” shall mean, with respect to a Member, an amount sufficient to provide such Member a cumulative internal rate of return equal to the Prime Rate per annum plus 2% in respect of such Member’s ACC Balance from time to time, taking into account the date and amount of each addition to such ACC Balance and the date and amount of each prior distribution made pursuant to Section 3.1(b)(ii) in respect of such ACC Balance.
“Accounting Period” shall mean, for the first period, the period commencing on the date of formation of the Company and ending on the next Adjustment Date. All succeeding Accounting Periods shall commence on the day after an Adjustment Date and end on the next Adjustment Date.
“Act” shall have the meaning set forth in the recitals to this Agreement.
“Adjustment Date” shall mean (a) the last day of each Fiscal Year, (b) the date of any Liquidity Event or (c) any other day determined by the Board appropriate for an interim closing of the Company’s books.

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“Affiliate” shall mean, with respect to any specified Person, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For the purposes of this definition, the term “control” and its corollaries means (a) the direct or indirect ownership of 50% or more of the equity interests (or interests convertible within sixty (60) days into or otherwise exchangeable within sixty (60) days for equity interests) in a Person or (b) the possession of the direct or indirect right to vote 50% or more of the voting securities or elect 50% or more of the board of directors or other governing body of a Person (whether by securities ownership, contract or otherwise). For the avoidance of doubt, for purposes of this Agreement, the KELP and the General Partner shall not be an Affiliate of OMAM, OM(US)H or OM Asset Management.
“Agreement” shall mean this Seventh Amended and Restated Limited Liability Company Agreement, as it may be amended, restated or supplemented from time to time as herein provided.
“Annual Performance Fees” shall have the meaning set forth in the Deferred Compensation Plan.
“Approved Budget” shall have the meaning set forth in Section 6.9.
“Asset Value” means with respect to any asset of the Company, the asset’s adjusted tax basis for U.S. federal income tax purposes, except as follows: (i) the initial Asset Value of any asset contributed by a Member to the Company shall be its gross fair market value on the date of contribution as agreed to by the Company and such Member; (ii) the Asset Values of all Company assets will be adjusted to equal to their respective gross fair market values, with any gain or loss resulting from such adjustment taken into account, solely for book purposes, as net income or net loss (or items thereof) for purposes of Section 3.1(d), as of the date of (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution or in exchange for services, (B) the distribution by the Company of property as consideration for all or a portion of a Member’s interest in the Company, (C) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), (D) a Liquidity Event and (D) such other time as determined by the Board; provided, however, that adjustments pursuant to clauses (ii)(A) and (ii)(B) shall be made only if such adjustments are necessary or appropriate to reflect the relative economic interests of the Members of the Company, (iii) the Asset Value of any Company asset distributed to any Member shall be adjusted to equal its gross fair market value as of the date of such distribution, unreduced by any liability secured by such asset; and (iv) the Asset Value of Company assets will be increased or decreased to reflect any adjustment to the adjusted basis of the assets under Sections 734(b) or 743(b), but only to the extent that the adjustment is taken into account in determining Capital Accounts under applicable Treasury Regulations; provided, however, that Asset Values shall not be adjusted pursuant to this clause (iv) to the extent an adjustment pursuant to clause (ii) is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iv). If the Asset Value of an asset of the Company has been determined or adjusted pursuant to this definition (other than clause (iii)), such Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Net Profits and Net Losses.

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“Assumed Income Tax Rate” shall mean the highest effective marginal combined federal, state and local income tax rate for a Fiscal Year prescribed for any individual or corporation resident in Boston, Massachusetts (taking into account the deductibility of state and local income taxes for federal income tax purposes).
“Board” or “Board of Managers” shall have the meaning set forth in Section 6.1(a).
“Bonus Plan” shall mean the Acadian Asset Management LLC Bonus Plan, effective as of July 1, 2017.
“Bonus Pool” shall have the meaning given to such term in the Bonus Plan.
“Business Day” shall mean any day other than (a) Saturday and Sunday and (b) any other day on which banks located in Boston, Massachusetts are required or authorized by Law to remain closed.
“Capital Account” shall have the meaning set forth in Section 2.4.
“Capital Contribution” shall mean, with respect to a Member, the contribution to the capital of the Company by such Member.
“Certificate of Formation” shall mean the Certificate of Formation of Limited Liability Company of the Company as provided for pursuant to the Act, as originally filed with the office of the Secretary of State, as amended and restated from time to time as herein provided.
“Class A Interest” shall mean an Interest designated as Class A Interest, which shall initially be issued solely to OMAM.
“Class A Member” shall mean the Member(s) holding Class A Interests.
“Class B-1 Interest” shall have the meaning set forth in Section 1.8(b), which shall initially be issued solely to the KELP.
“Class B-1 Member” shall mean the Member(s) holding Class B-1 Interests.
“Class B-1 Return” shall mean the priority return to the Class B-1 Members as agreed among the Members.
“Class B-2 Interest” shall have the meaning set forth in Section 1.8(b), which shall initially be issued solely to the KELP.
“Class B-2 Member” shall mean the Member(s) holding Class B-2 Interests.
“Class B Interest” shall mean an Interest designated as Class B Interest, including the Class B-1 Interests and the Class B-2 Interests.

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“Class B MAC Carried Interest Percentage” shall mean a percentage of MAC Distributable Income, as agreed by the Members from time to time, to be distributed to the Class B Members pursuant to Section 5(a)(i) or Section 5(b)(i), as applicable, of the MAC Agreement.
“Class B MAC Income Percentage” shall mean the percentage of MAC Distributable Income, as agreed by the Members from time to time, to be distributed between the Class B-1 Interest and Class B-2 Interest.
“Class B Member” shall mean the Member(s) holding Class B Interests.
“Code” shall mean the Internal Revenue Code of 1986, as amended and any successor act thereto, and, to the extent applicable, any Treasury Regulations promulgated thereunder.
“Committee” shall mean the Executive Committee, the Compensation Committee, the Distribution Committee and such other committees as may be established by the Board.
“Company” shall have the meaning specified in the preamble to this Agreement.
“Compensation Committee” shall have the meaning set forth in Section 6.2.
“Consent of the Board of Managers” shall have the meaning set forth in Section 6.1(d).
“Covered Person” shall mean (a) any Member or (b) any partner, equity holder, member, officer or director of a Member and (c) any natural person that is a member of the Board, a member of a Committee or an Officer.
“Deferred Compensation Plan” shall mean the Acadian Asset Management LLC Deferred Compensation Plan, effective as of the Effective Date.
“Deferred Compensation Pool” shall have the meaning given to such term in the Deferred Compensation Plan.
“Depreciation” shall mean, for each Accounting Period, an amount equal to the depreciation, amortization and other cost recovery deductions allowable with respect to an asset for such Accounting Period, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Accounting Period, Depreciation shall be the amount which bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization and other cost recovery deductions for such Accounting Period bears to such beginning adjusted basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset as of the beginning of such Accounting Period is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method selected by the Board.
“Disabling Conduct” shall mean, with respect to any Covered Person, fraud, willful misfeasance, conviction of a felony, a willful violation of Law having a material adverse effect on the Company, gross negligence or reckless disregard of duties in the conduct of such Person’s office

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or a material violation of this Agreement that, if curable, is not cured within 30 days after a written notice describing such violation has been given to such Covered Person.
“Distributable Income” shall mean, with respect to any period, the sum of (a) following the MAC Conversion Date, MAC Distributable Income, plus (b) Non-MAC Distributable Income. For the avoidance of doubt (i) the Net Aggregate Deferred Cash Compensation Pool shall be taken into account in clauses (a) and (b) above, and (ii) prior to the MAC Conversion Date, Distributable Income shall exclude MAC Distributable Income, which shall be distributed in accordance with Section 3.1(c) and the MAC Agreement.
“Distributable Performance Fees” shall mean, with respect to any period, the sum of (a) Annual Performance Fees, minus (b) the Performance Fee Deferred Pool.
“Distribution Committee” shall have the meaning set forth in Section 6.2.
“Distribution Policy” shall mean any policy of the Company with respect to distributions to Members, as reflected in Section 3.1.
“Effective Date” shall have the meaning set forth in the preamble to this Agreement.
“Eligible Employee” shall have the meaning set forth in the KELP Agreement.
“Event of Dissolution” shall have the meaning set forth in Section 10.2(a).
“Excess Working Capital Amount” shall mean the excess of working capital (determined in accordance with GAAP) as of December 31, 2007 over $12.5 million, which has been paid to OMAM.
“Exclusive MAC Support Agreement” shall have the meaning set forth in Section 2.3.
“Executive Committee” shall have the meaning set forth in Section 6.2.
“Fiscal Year” shall mean the annual period beginning each January 1 and ending the following December 31, except as otherwise required by the Code.
“Framework” shall have the meaning set forth in Section 6.1(e).
“GAAP” shall mean U.S. generally accepted accounting principles, consistently applied by the Company.
“General Partner” shall have the meaning set forth in the KELP Agreement.
“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.
“Indemnified Person” shall have the meaning set forth in Section 7.1(a).
“Initial MAC Support Amount” shall have the meaning set forth in the MAC Agreement.

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“Initial MAC Support Percentage” shall have the meaning set forth in the MAC Agreement.
“Initial OMAM Capital Account Amount” shall mean $1,250,000,000.
“Interest” shall mean the membership interest of a Member in the Company, designated as Class A Interest or Class B Interest, having the rights, powers and duties set forth in this Agreement, including any interest in and to the Net Profit and Net Loss of the Company and such Member’s right to receive distributions of the Company’s assets pursuant to this Agreement.
“KELP” shall have the meaning set forth in the preamble hereto.
“KELP Agreement” means the Third Amended and Restated Limited Partnership Agreement of the KELP, effective as of the Effective Date, as amended and/or restated from time to time.
“KELP Partner” shall mean a Person holding a partnership interest in the KELP.
“KELP Points” shall have the meaning set forth in the KELP Agreement.
“KELP ROFR Notice” shall have the meaning set forth in Section 8.3(c).
“KELP Managers” shall have the meaning set forth in Section 6.1(c)(i).
“Law” or “Laws” shall mean any federal, state, local or foreign law, statute, ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license, or published policy or interpretation of any Governmental Entity.
“Liquidity Event” shall mean the consummation of (a) a sale of the Company or all or substantially all of the assets of the Company to a bona fide third party purchaser for value that is not an Affiliate of OM Asset Management in a transaction or a series of related transactions; (b) a merger, consolidation, conversion or recapitalization of the Company; provided, that any such merger, consolidation, conversion or recapitalization results in OM Asset Management owning, directly or indirectly, less than 50% of the equity interests of the Company; or (c) an initial public offering of the equity interests of the Company (or its successor) where a majority of the equity interests of the Company (or its successor) are placed on a listed exchange.
“MAC Agreement” shall mean the Amended and Restated MAC Omnibus Agreement of the Company, effective as of the Effective Date.
“MAC Business” shall mean the Company's multi-asset class investment capability.
“MAC Conversion Date” shall have the meaning given to such term in the MAC Agreement.
“MAC Distributable Income” shall mean, with respect to any period, the net income of the Company attributable to the MAC Business during such period determined in accordance with GAAP and consistent with any agreement between the Members, less costs incurred for capitalized expenditures, but excluding (by adding back) depreciation expenses on capital expenditures,

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amortization of intangibles, the impact of appreciation or depreciation in previously granted or purchased Interests of the Company, and gains and losses associated with voluntary deferral programs.
“MAC Income Percentage” shall mean, with respect to each Member, a percentage of MAC Distributable Income, as agreed by the Members from time to time, to be distributed pursuant to Section 5(a)(ii) or Section 5(b)(ii), as applicable, of the MAC Agreement.
“MAC Net Profit” or “MAC Net Loss” means that portion of the Net Profit or Net Loss of the Company attributable to the MAC Business.
“Manager” shall have the meaning set forth in Section 6.1(a).
“Members” shall have the meaning set forth in the preamble to this Agreement.
“Net Aggregate Deferred Cash Compensation Pool” means, with respect to any period, the vested amounts that will actually be distributed with respect to such period under the Deferred Compensation Plan.
“Net Profit” or “Net Loss” means, for any Accounting Period, an amount equal to the Company’s taxable income or taxable loss for such period, determined in accordance with Section 703 of the Code (for this purpose, all items of income, gain, loss and deduction required to be separately stated pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication): (i) any income that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to taxable income or loss; (ii) any expenditures of the Company described in Section 705(a)(2)(B) or that are treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss; (iii) gain or loss resulting from the disposition of an asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Asset Value of the property disposed of, notwithstanding that the adjusted tax basis differs from its Asset Value; (iv) in lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there shall be taken into account Depreciation with respect to each asset of the Company for each such Accounting Period computed in accordance with the definition of Depreciation; and (v) to the extent an adjustment to the adjusted basis of a Company asset pursuant to Section 743(b) or 734(b) is required pursuant to applicable Treasury Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Asset Value of an asset) or an item of loss (if the adjustment decreases the value of an asset) from the disposition of such asset, and shall be taken into account for purposes of computing Net Profit and Net Loss. Notwithstanding any other provision of this Agreement to the contrary, any items specially allocated pursuant to Section 4.3 shall not be considered in determining Net Profit or Net Loss.

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“Non-MAC Distributable Income” shall mean, with respect to any period, the net income of the Company, other than MAC Distributable Income during such period, determined in accordance with GAAP and consistent with any agreement between the Members, but excluding (by adding back) amortization of intangibles, the impact of appreciation or depreciation in previously granted or purchased Interests of the Company, and gains and losses associated with voluntary deferral programs; provided, that any severance, termination or similar payment that OMAM is required to make to any employee or consultant of the Company pursuant to any employment or consulting agreement to which the Company is a party shall not be treated as a payment by or obligation of the Company for purposes of determining Non-MAC Distributable Income. For the avoidance of doubt, Non-MAC Distributable Income shall not take into account any MAC Net Profit or MAC Net Loss, which shall be included in MAC Distributable Income.
“Non Pro Rata Additional Capital Contribution” shall have the meaning set forth in Section 2.2 hereto.
“Non Pro Rata Additional MAC Capital Contribution” shall have the meaning set forth in Section 2.3.
“OFAC” shall have the meaning set forth in Section 6.8.
“Officers” shall have the meaning set forth in Section 6.4(a).
“OMAM” shall have the meaning set forth in the preamble hereto.
“OM Asset Management” shall mean OM Asset Management plc, a public limited company, domiciled in England and Wales with a registration number of 09062478.
“OMAM Managers” shall have the meaning set forth Section 6.1(b).
“OM(US)H” shall mean OMAM Inc., a Delaware corporation.
“Original Agreement” shall have the meaning set forth in the recitals hereto.
“Percentage Class A Interest” shall mean, with respect to each Class A Member, an amount equal to the product of (a) the quotient obtained by dividing the Class A Interest owned of record by such Class A Member by the aggregate Class A Interests issued and outstanding at such time, and (b) 100, expressed as a percentage, which shall initially be held 100% by OMAM.
“Percentage Class B-1 Interest” shall mean, with respect to each Class B-1 Member, an amount equal to the product of (a) the quotient obtained by dividing the Class B-1 Interest owned of record by such Class B-1 Member by the aggregate Class B-1 Interests issued and outstanding at such time, and (b) 100, expressed as a percentage, which shall initially be held 100% by the KELP.
“Percentage Class B-2 Interest” shall mean, with respect to each Class B-2 Member, an amount equal to the product of (a) the quotient obtained by dividing the Class B-2 Interest owned of record by such Class B-2 Member by the aggregate Class B-2 Interests issued and outstanding

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at such time, and (b) 100, expressed as a percentage, which shall initially be held 100% by the KELP.
“Percentage Interest” shall mean, with respect to each Member, an amount equal to the product of (a) the quotient obtained by dividing the aggregate Interest (including only Class A Interests and Class B-2 Interests) owned of record by such Member by the aggregate Interests (including only Class A Interests and Class B-2 Interests) issued and outstanding at such time, and (b) 100, expressed as a percentage.
“Performance Fee Deferred Pool” means, with respect to any period, the portion of the Deferred Compensation Pool related to performance fees as set by the Compensation Committee of the Company.
“Person” shall mean any individual or entity, including a corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated association, sole proprietorship, government or governmental agency or authority.
“Prime Rate” shall mean a rate per annum equal, at the time of determination, to the highest “prime rate” then published in the “Money Rates” section of the Wall Street Journal, Eastern edition, or in such successor publication as shall be acceptable to the Distribution Committee.
“Proceeds” shall mean the total amount of consideration received by the Company (or the Members) with respect to a Liquidity Event, minus the amount of any transaction expenses of the Company incurred with respect to such Liquidity Event (including, without limitation, any legal, accounting, investment banking or appraisal fees).
“Proposed Mandatory Sale” shall have the meaning set forth in Section 8.3(a).
“Proposed ROFR Sale” shall have the meaning set forth in Section 8.3(b).
“Required Sale Notice” shall have the meaning set forth in Section 8.3(b).
“Revised Partnership Audit Procedures” means the provisions of Subchapter C of Subtitle A, Chapter 63 of the Code, as amended by the Bipartisan Budget Act of 2015, P.L. 114 74, (together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof).
“Secretary of State” shall mean the Secretary of State of the State of Delaware.
“Securities Act” shall have the meaning set forth Section 5.2.
“Segregated Client Mandated Capital” shall mean the amount of capital held by the Company, in excess of Working Capital Requirements, regulatory requirements or other short-term cash needs of the Company, solely to satisfy capital requirements of one or more clients of the Company.
“Sixth Agreement” shall have the meaning set forth in the recitals hereto.

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“Standing Committee” shall have the meaning set forth in Section 6.2.
“Tax Matters Partner” shall have the meaning set forth in Section 9.3(c).
“Trading Window” shall have the meaning set forth in the KELP Agreement.
“Transfer” shall mean any sale, transfer, assignment, conveyance, gift, bequest, pledge, mortgage, encumbrance, hypothecation or other disposition, or the act of so doing, as the context requires.
“Treasury Regulations” shall mean the federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).
“Unpaid ACC Income Preference Amount” shall mean, at a particular time of determination, the excess of: (a) the amount of a Member’s ACC Income Preference Amount over (b) the aggregate amount of distributions made to such Member pursuant to Section 3.1(b)(ii).
“Unreturned Non Pro Rata Additional Capital Contribution” shall mean, at a particular time of determination, the excess of: (a) the amount of a Member’s Non Pro Rata Additional Capital Contribution over (b) the aggregate amount of any Non Pro Rata Additional Capital Contributions previously returned to such Member.
“Working Capital Requirements” shall mean, with respect to any time, the requirement that the Company have an amount of cash at such time equal to six weeks of the Company’s operating expenses, as reasonably determined by the Distribution Committee, that may be applied to the working capital requirements of the Company (determined in light of expenditures contemplated by the Approved Budget); provided, that such amount shall exclude cash held by the Company to meet regulatory requirements (if any).
ARTICLE XIII
MISCELLANEOUS
Section 13.1Notices. Except as otherwise provided in this Agreement, any and all notices or other communications required or permitted under this Agreement shall be deemed duly given to any party (i) when delivered personally, (ii) when delivered, if sent by Federal Express or another nationally recognized overnight carrier, (iii) three days after sent by U.S. first class mail and (iv) when sent if sent by fax or email, provided that a copy is also sent that day by Federal Express or another nationally recognized overnight carrier. All such notices in order to be effective shall be in writing and shall be addressed (to the recipient’s street address or fax number, as the case may be), if to the Company at its principal office address set forth in Section 1.6 hereof, to the attention of one of the Chief Executive Officer, phone: (617) 850-3513, fax: (617) 850-3613, and if to a Member at the last street address or fax number, as the case may be, of record on the Company’s

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books, and copies of such notices shall also be sent to the last such address for the recipient which is known to the sender, if different from the address so specified. Copies of such notices shall also be sent to OMAM Inc., 200 Clarendon Street, 53rd Floor, Boston, MA 02116, Attention: General Counsel, phone: (617) 369-7300, fax: (617) 369-7499. Notice addresses may be changed at any time by notice as provided in this Section 13.1.
Section 13.2Binding Provisions. The terms of this Agreement shall be binding upon and shall inure to the benefit of (i) the Members and their respective successors, heirs and assigns and (ii) the Managers and any successors thereto designated pursuant to Section 6.1 hereof; provided, that this Agreement shall inure to the benefit of successors and assigns only in the event of Transfers in compliance with Article VIII hereof. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto, including any creditor of the Company (including any Member acting in its capacity as a creditor of the Company) or any creditor of any Member.
Section 13.3Applicable Law; Submission to Jurisdiction; Waiver of Trial by Jury.
(a)THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE NOTWITHSTANDING ANY CONFLICT OF LAW RULES TO THE CONTRARY. IN THE EVENT OF A CONFLICT BETWEEN ANY PROVISION OF THIS AGREEMENT AND ANY NON-MANDATORY PROVISION OF THE ACT, THE PROVISION OF THIS AGREEMENT SHALL CONTROL AND TAKE PRECEDENCE.
(b)Each party hereto (i) submits to the exclusive jurisdiction of the federal and state courts located in Suffolk County, Massachusetts in any action or proceeding arising out of or relating to this Agreement or the formation, breach, termination or validity thereof, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such courts, (iii) waives any claim of inconvenient forum or other challenge to venue in such court, (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (v) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each party hereto agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 13.1; provided, that nothing in this Section 13.3 shall affect the right of any party hereto to serve such summons, complaint or other initial pleading in any other manner permitted by Law.
(c)TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.
Section 13.4Severability of Provisions. If any provision of this Agreement is held to be unenforceable under applicable Law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (c) the balance of this

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Agreement shall be enforceable in accordance with its terms provided that this Agreement continues to reasonably and substantially reflect the intent of the parties expressed herein taking into account the exclusion of such unenforceable provision.
Section 13.5Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.
Section 13.6Amendments. No amendment of this Agreement shall be valid or binding unless such amendment is made with the written consent of OMAM and the KELP. In the event that, due to a change in law or regulation applicable to the Company, the KELP, OMAM, OM(US)H or OM Asset Management it becomes necessary to amend or modify this Agreement to avoid the Company, the KELP, OMAM, OM(US)H or OM Asset Management from violating such law or regulation, OMAM and the KELP shall reasonably cooperate with each other in amending or modifying this Agreement in a manner that avoids such violation; provided, that, in meeting its obligations under this sentence, OMAM and the KELP shall seek to minimize, to the extent reasonably practicable, any material adverse changes to the rights and obligations of the Members under this Agreement.
Section 13.7Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement. The delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.
Section 13.8Further Actions. Each Member shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Board in connection with the formation of the Company and the achievement of its purposes or to give effect to the provisions of this Agreement, in each case as are not inconsistent with the terms and provisions of this Agreement, including any documents that the Board determines to be necessary or appropriate to form, qualify or continue the Company as a limited liability company in all jurisdictions in which the Company conducts or plans to conduct its investment and other activities and all such agreements, certificates, tax statements and other documents as may be required to be filed by or on behalf of the Company.
Section 13.9Survival of Certain Provisions. The obligations of each Member pursuant to Sections 3.3, 4.3, 9.3 and Article VII shall survive the termination or expiration of this Agreement and the dissolution, winding up and liquidation of the Company.
Section 13.10Waiver of Partition. Except as may otherwise be provided by Law in connection with the dissolution, winding up and liquidation of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company’s property.
Section 13.11Remedies; Waiver. Each party hereto acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached, the exact amount of damages arising from such breach would be difficult to ascertain and the remedies

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at law for any such breach may be inadequate. Accordingly, it is agreed that each of the Company and each Member shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court or before any arbitrator without need to post bond. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement will not prevent a subsequent act, which would have originally constituted a violation from having the effect of an original violation. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective, unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion.
Section 13.12Entire Agreement. This Agreement and any agreements referenced herein, including, the Certificate of Formation, all of which are hereby incorporated herein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements between the parties.
Section 13.13Interpretation. As used herein, the singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice-versa, unless the context otherwise requires. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference herein to “include”, “includes”, “including” and any derivation thereof shall be interpreted to be immediately followed by “without limitation”. Any reference to any Section or paragraph shall be deemed to refer to a Section or paragraph of this Agreement, unless the context clearly indicates otherwise. Except as otherwise provided herein, whenever this Agreement refers to an employee of or consultant to the Company, such reference shall be deemed to include any person that is an employee of or consultant to a subsidiary of the Company; provided, that no consultant to the Company or any subsidiary of the Company shall have voting rights under this Agreement or the KELP Agreement. Except as otherwise provided herein, whenever this Agreement refers to the termination of employment of an employee, such reference shall be deemed to include the termination of a consulting arrangement with a consultant.
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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

OMAM Affiliate Holdings LLC

By:	OMAM Inc.,
its Sole Member

By:	/s/ Stephen H. Belgrad
Name: Stephen H. Belgrad Title: Executive Vice President, Chief Financial Officer

ACADIAN KELP LP

By:	Acadian KELP GP LLC

By:	/s/ Mark J. Minichiello
Name: Stephen H. Belgrad Title: Authorized Signatory

Seventh Amended and Restated Limited Liability Company Agreement of Acadian Asset Management LLC
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